Exhibit 10.1

Execution Version

AMENDMENT NUMBER FIVE TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT NUMBER TWO TO AMENDED AND RESTATED SECURITY AGREEMENT

This Amendment Number Five to Amended and Restated Credit Agreement and Amendment Number Two to Amended and Restated Security Agreement (this “Amendment”) is entered into as of April 3, 2017 (and shall become effective upon the occurrence of the Effective Date (as defined below)), by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), on the one hand, and JACK COOPER HOLDINGS CORP., a Delaware corporation (“Parent”), and the Subsidiaries of Parent identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and the undersigned Guarantors, on the other hand, in light of the following:

A.         Agent, Lenders, and Borrowers have previously entered into that certain Amended and Restated Credit Agreement, dated as of June 18, 2013 (as amended from time to time, the “Agreement”);

B.         Agent, Lenders, Borrowers and Guarantors have previously entered into that certain Amended and Restated Security Agreement, dated as of June 18, 2013 (as amended from time to time, the “Security Agreement”);

C.         Among other things, Parent wishes to issue 13.75% senior secured notes due 2023 pursuant to an indenture to be dated as of the Effective Date (as defined below); and

D.         Agent, Lenders, Borrowers and Guarantors have agreed to amend the Agreement and the Security Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:

1.          DEFINITIONS.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement, as amended hereby, unless specifically defined herein.

2.          AMENDMENTS.

(a)        On the Effective Date, the Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on the pages attached hereto as Annex A.

(b)        On the Effective Date, Schedule 5.1 to the Agreement is hereby amended by (i) deleting the reference therein to the “Notes Agent” and replacing such reference with a reference to the “2017 Notes Agent”, (ii) deleting each reference therein to the “Notes Documents” and replacing each such reference with a reference to the “2017 Notes Documents” and (iii) deleting the reference therein to the “Notes Indenture” and replacing such reference with a reference to the “2017 Notes Indenture”.

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(c)        On the Effective Date, Section 5(f) of the Security Agreement is hereby amended by deleting each reference to the “Notes Agent” appearing therein and replacing each such reference with a reference to the “2017 Notes Agent”.

3.          REPRESENTATIONS AND WARRANTIES.

(a)        Each Borrower hereby affirms to Agent and Lenders on the Effective Date that all of such Borrower’s representations and warranties set forth in the Agreement, after giving effect to this Amendment, the MSD Credit Agreement Amendment, the Solus Credit Agreement Amendment, the 2017 Notes Indenture and the Intercreditor Agreement, are true, complete and accurate in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

(b)        Each Borrower and Guarantor represents and warrants as of the date hereof that (i) it has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended hereby) to which it is a party and (ii) the execution, delivery and performance by each Borrower and Guarantor of this Amendment has been duly approved by all necessary corporate action and does not (A) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change.

(c)        Each Borrower and Guarantor represents and warrants as of the date hereof that this Amendment (i) has been duly executed and delivered by such Borrower or Guarantor, (ii) is the legal, valid and binding obligation of such Borrower or Guarantor, enforceable against such Borrower or Guarantor in accordance with its terms, and is in full force and effect, except to the extent that (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity or (B) the availability of the remedies of specific performance or injunctive relief are subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) does not and will not violate any material provision of the Governing Documents of any Loan Party or its Subsidiaries.

4.         NO DEFAULTS.  Each Borrower hereby affirms to Agent and the Lenders on the Effective Date that no Default or Event of Default has occurred and is continuing as of such date, after giving effect to this Amendment, the MSD Credit Agreement Amendment, the Solus Credit Agreement Amendment, the 2017 Notes Indenture and the Intercreditor Agreement.

5.         CONDITIONS PRECEDENT.  This Amendment shall become effective on the date (the “Effective Date”) on which the following conditions shall have been satisfied (or duly waived), and notwithstanding anything to the contrary in the Agreement or the other Loan Documents, the Lenders and Agent hereby consent to the MSD Credit Agreement Amendment and the Solus Credit Agreement Amendment, consent to, and authorize Agent to enter into, the Intercreditor Agreement, and consent to the incurrence of the 2017 Notes Obligations; in each case upon the following:

(a)        receipt by Agent of an executed counterpart of this Amendment by each of the parties hereto;

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(b)        receipt by Agent of a fully executed copy of the Intercreditor Agreement in form and substance substantially similar to the form attached hereto as Annex B;

(c)        receipt by Agent of a fully executed copy of an amendment to the ABL Intercreditor Agreement in form and substance substantially similar to the form attached hereto as Annex C;

(d)        receipt by Agent of a fully executed copy of the Vehicle Collateral Agency Agreement in form and substance substantially similar to the form attached hereto as Annex D;

(e)        receipt by Agent of a fully executed copy of the 2017 Notes Indenture in form and substance substantially similar to the form attached hereto as Annex E;

(f)        receipt by Agent of an amendment to the MSD Credit Agreement (as defined in the ABL Intercreditor Agreement) (the “MSD Credit Agreement Amendment”) in form and substance substantially similar to the form attached hereto as Annex F;

(g)       receipt by Agent of an amendment to the Solus Credit Agreement (as defined in the ABL Intercreditor Agreement) (the “Solus Credit Agreement Amendment”) in form and substance substantially similar to the form attached hereto as Annex G;

(h)      receipt by Agent of evidence that the liens securing the obligations under the Notes have been released (or shall be released substantially concurrently with occurrence of the Effective Date);

(i)        receipt by Agent of fully executed copies of the material 2017 Notes Documents and the Offering Memorandum duly certified by an officer of Parent;

(j)        receipt by Agent of evidence that an exchange offer in respect of the Notes has been completed (or shall be completed substantially concurrently with occurrence of the Effective Date); and

(k)       to the extent previously invoiced, payment of the Agent’s and Lenders’ reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of counsel).

6.         ACKNOWLEDGEMENT.  Each Borrower and Guarantor hereby acknowledges and reaffirms (a) all of its obligations and duties under the Loan Documents and (b) that Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral as required under the Loan Documents (other than (i) in respect of Vehicles that are subject to a certificate of title and as to which Agent has elected not to note its Lien on the applicable certificate of title), (ii) Commercial Tort Claims and letter-of-credit rights that are not required to be perfected by the terms of the Security Agreement and (iii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.11 of the Agreement).

7.         RELEASE.

Each Borrower, Parent and each Guarantor (on behalf of itself and its Affiliates) and its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any of Borrowers, Guarantors or the Parent, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and

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collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Agent and each of the Lenders, and the Agent’s and each other Lender’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (each a “Releasee” and collectively hereinafter the “Releasees” or the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, reckonings, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any so called “lender liability” claims, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Lender Parties solely in their capacities as such under the Loan Documents, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing; in each case of the foregoing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to the Agreement or any other Loan Document and the transactions contemplated thereby, except for the duties and obligations expressly set forth in this Amendment or the other Loan Documents (each, a “Claim” and collectively, the “Claims”).  Each Releasing Party further hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised stipulates and agrees with respect to all Claims, that it hereby waives any and all provisions, rights, and benefits conferred by any state or federal law of the United States, or any principle of common law, including, without limitation, the benefit of the provisions of Section 1542 of the Civil Code of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Borrower and each Guarantor also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of California), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Borrower and each Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Each Borrower and each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

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Each Borrower and each Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Person pursuant to the above release.

8.        COSTS AND EXPENSES.  Borrowers shall pay to Agent and Barclays Bank PLC, respectively, all of Agent’s and Barclays Bank PLC’s reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

9.         LIMITED EFFECT.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

10.       COUNTERPARTS; EFFECTIVENESS.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto and satisfaction of each of the other conditions precedent set forth in Section 5 hereof.  This Amendment is a Loan Document and is entitled to all the terms and protections, applicable to Loan Documents generally.  Delivery of an executed counterpart of this Amendment by telefacsimile or .pdf shall be equally effective as delivery of a manually executed counterpart.

11.       CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.  Section 12 of the Agreement is incorporated herein by reference mutatis mutandis.

12.       REAFFIRMATION OF GUARANTIES, LOAN DOCUMENTS, LIENS AND SECURITY INTERESTS.  Each of the undersigned Guarantors hereby reaffirms and agrees that (a) the Guaranty and the Loan Documents to which it is a party shall remain in full force and effect (including, without limitation, any Liens and security interests granted therein) after this Amendment is consummated as if consummated contemporaneously therewith and all Guaranties, Loan Documents, grants of Liens and security interests undertaken or granted in connection with the Obligations are hereby ratified and confirmed, (b) nothing in the Loan Documents to which it is a party obligates Agent or the Lenders to notify such Guarantor of any changes in the financial accommodations made available to the Loan Parties or to seek reaffirmations of the Loan Documents to which such Guarantor is a party; and (c) no requirement to so notify such Guarantor or to seek such Guarantor’s reaffirmation in the future shall be implied by this Section 12.

13.       TERMINATION. This Amendment shall terminate if the Effective Date has not occurred on or before May 31, 2017 (or such later date as may be agreed to by the Required Lenders in writing (which may be through email)).

[Signatures on next page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company,
as Agent and a Lender

By:
Name:
Title:

Amendment Number Five to Amended and Restated Credit Agreement and
Amendment Number Two to Amended and Restated Security Agreement

BARCLAYS BANK PLC,
as a Lender

By:
Name:
Title:

Amendment Number Five to Amended and Restated Credit Agreement and
Amendment Number Two to Amended and Restated Security Agreement

BORROWERS:	JACK COOPER HOLDINGS CORP.,
a Delaware corporation

By:
Title:
Name:

JACK COOPER TRANSPORT COMPANY, INC.,
a Delaware corporation

By:
Title:
Name:

PACIFIC MOTOR TRUCKING COMPANY,
a Missouri corporation

By:
Title:
Name:

AUTO HANDLING CORPORATION,
a Delaware corporation

By:
Title:
Name:

JACK COOPER LOGISTICS, LLC,
a Delaware limited liability company

By:
Title:
Name:

Amendment Number Five to Amended and Restated Credit Agreement and
Amendment Number Two to Amended and Restated Security Agreement

AXIS LOGISTIC SERVICES, INC.,
a Delaware corporation,

By:
Title:
Name:

JACK COOPER CT SERVICES, INC.,
a Delaware corporation,

By:
Title:
Name:

JACK COOPER RAIL AND SHUTTLE, INC.,
a Delaware corporation,

By:
Title:
Name:

GUARANTORS:	JACK COOPER SPECIALIZED TRANSPORT, INC.,
a Delaware corporation,

By:
Title:
Name:

AUTO EXPORT SHIPPING, INC.,
a New Jersey corporation,

By:
Title:
Name:

CARPILOT, INC.,
a Delaware corporation,

By:
Title:
Name:

Amendment Number Five to Amended and Restated Credit Agreement and
Amendment Number Two to Amended and Restated Security Agreement

Annex A

Section 2(a) Amendments

[See attached.]

ANNEX A

TO AMENDMENT NUMBER FIVE TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT NUMBER TWO TO AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT

by and among

JACK COOPER HOLDINGS CORP.

and certain of its Subsidiaries, as Borrowers,

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

and

WELLS FARGO CAPITAL FINANCE, LLC

as the Lead Arranger, Sole Bookrunner, and Administrative Agent

Dated as of June 18, 2013

TABLE OF CONTENTS

			Page
1.	DEFINITIONS AND CONSTRUCTION~~.~~		1
	1.1	Definitions	1
	1.2	Accounting Terms	1
	1.3	Code	2
	1.4	Construction	2
	1.5	Schedules and Exhibits	33
2.	LOANS AND TERMS OF PAYMENT~~.~~		3
	2.1	Revolver Advances	3
	2.2	[Reserved]	3
	2.3	Borrowing Procedures and Settlements	3
	2.4	Payments; Reductions of Commitments; Prepayments	10
	2.5	Overadvances; Promise to Pay	~~13~~12
	2.6	Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations	13
	2.7	Crediting Payments	14
	2.8	Designated Account	~~15~~14
	2.9	Maintenance of Loan Account; Statements of Obligations	~~15~~14
	2.10	Fees	15
	2.11	Letters of Credit	15
	2.12	LIBOR Option	21
	2.13	Capital Requirements	23
	2.14	Accordion	~~25~~24
	2.15	Joint and Several Liability of Borrowers	26
3.	CONDITIONS; TERM OF AGREEMENT~~.~~		28
	3.1	Conditions Precedent to the Initial Extension of Credit	28
	3.2	Conditions Precedent to all Extensions of Credit	~~29~~28
	3.3	Maturity	~~29~~28

TABLE OF CONTENTS(~~.~~continued~~.~~)

Page
	3.4	Effect of Maturity	~~29~~28
	3.5	Early Termination by Borrowers	29
	3.6	Conditions Subsequent	29
4.	REPRESENTATIONS AND WARRANTIES~~.~~		~~30~~ 29
	4.1	Due Organization and Qualification; Subsidiaries	~~30~~29
	4.2	Due Authorization; No Conflict	30
	4.3	Governmental Consents	~~31~~30
	4.4	Binding Obligations; Perfected Liens	~~31~~30
	4.5	Title to Assets; No Encumbrances	31
	4.6	Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims	~~32~~31
	4.7	Litigation	~~32~~31
	4.8	Compliance with Laws	32
	4.9	No Material Adverse Change	~~33~~32
	4.10	Fraudulent Transfer	~~33~~32
	4.11	Employee Benefits	~~33~~32
	4.12	Environmental Condition	~~33~~32
	4.13	Intellectual Property	33
	4.14	Leases	~~34~~33
	4.15	Deposit Accounts and Securities Accounts	~~34~~33
	4.16	Complete Disclosure	~~34~~33
	4.17	Material Contracts	~~34~~33
	4.18	Patriot Act	~~35~~34
	4.19	Indebtedness	~~35~~34
	4.20	Payment of Taxes	~~35~~34
	4.21	Margin Stock	~~35~~34

TABLE OF CONTENTS(~~.~~continued~~.~~)

Page
	4.22	Governmental Regulation	~~35~~34
	4.23	OFAC	35
	4.24	Employee and Labor Matters	~~36~~35
	4.25	Parent as a Holding Company	~~36~~35
	4.26	Notes Documents	~~36~~35
	4.27	[Reserved]	~~36~~35
	4.28	Eligible Accounts	~~36~~35
	4.29	Eligible Vehicles	36
	4.30	Locations of Inventory and Equipment	~~37~~36
	4.31	ERISA	~~37~~36
	4.32	Hedge Agreements	~~37~~36
5.	AFFIRMATIVE COVENANTS~~.~~		~~37~~ 36
	5.1	Financial Statements, Reports, Certificates	~~37~~36
	5.2	Collateral Reporting	~~37~~36
	5.3	Existence	~~38~~37
	5.4	Maintenance of Properties	~~38~~37
	5.5	Taxes	~~38~~37
	5.6	Insurance	~~38~~37
	5.7	Inspection	~~39~~38
	5.8	Compliance with Laws	~~39~~38
	5.9	Environmental	~~39~~38
	5.10	Disclosure Updates	~~39~~38
	5.11	Formation of Subsidiaries	~~40~~39
	5.12	Further Assurances	~~40~~39
	5.13	Lender Meetings	~~41~~40
	5.14	Material Contracts	~~41~~40

TABLE OF CONTENTS(~~.~~continued~~.~~)

Page
	5.15	Location of Inventory and Equipment	~~41~~40
	5.16	ERISA Matters	~~41~~40
	5.17	Establishment of Escrow Account	~~42~~41
6.	NEGATIVE COVENANTS~~.~~		~~42~~ 41
	6.1	Indebtedness	~~42~~41
	6.2	Liens	~~42~~41
	6.3	Restrictions on Fundamental Changes	~~43~~41
	6.4	Disposal of Assets	~~43~~42
	6.5	Change Name	~~43~~42
	6.6	Nature of Business	~~43~~42
	6.7	Prepayments and Amendments	~~43~~42
	6.8	Change of Control	~~44~~43
	6.9	Restricted Junior Payments	~~44~~43
	6.10	Accounting Methods	~~46~~45
	6.11	Investments; Controlled Investments	~~46~~45
	6.12	Transactions with Affiliates	46
	6.13	Use of Proceeds	47
	6.14	Limitation on Issuance of Stock	~~48~~47
	6.15	[Reserved]~~.~~	~~48~~ 47
	6.16	[Reserved]	~~48~~47
	6.17	Inventory and Equipment with Bailees	~~48~~47
	6.18	ERISA	48
	6.19	2017 Notes Indenture Debt Incurrence Compliance	48
7.	FINANCIAL COVENANTS~~.~~		48
8.	EVENTS OF DEFAULT~~.~~		48
	8.1	Payments	~~49~~48

TABLE OF CONTENTS(~~.~~continued~~.~~)

			Page
	8.2	Covenants	~~49~~48
	8.3	Judgments	49
	8.4	Voluntary Bankruptcy, etc	49
	8.5	Involuntary Bankruptcy, etc	49
	8.6	Restraint of Business	~~50~~49
	8.7	Default Under Other Agreements	~~50~~49
	8.8	Representations, etc.	50
	8.9	Guaranty	50
	8.10	Security Documents	50
	8.11	Loan Documents	50
	8.12	ERISA	50
9.	RIGHTS AND REMEDIES~~.~~		~~51~~50
	9.1	Rights and Remedies	~~51~~50
	9.2	Remedies Cumulative	~~52~~51
10.	WAIVERS; INDEMNIFICATION~~.~~		~~52~~51
	10.1	Demand; Protest; etc~~.~~	~~52~~51
	10.2	The Lender Group’s Liability for Collateral	52
	10.3	Indemnification	52
11.	NOTICES~~.~~		53
12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE~~.~~		54
13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS~~.~~		57
	13.1	Assignments and Participations	57
	13.2	Successors	~~60~~59
14.	AMENDMENTS; WAIVERS~~.~~		60
	14.1	Amendments and Waivers	60
	14.2	Replacement of Certain Lenders	~~62~~61

v

TABLE OF CONTENTS(~~.~~continued~~.~~)

		Page
14.3	No Waivers; Cumulative Remedies	62
15.	AGENT; THE LENDER GROUP~~.~~	62
15.1	Appointment and Authorization of Agent	62
15.2	Delegation of Duties	63
15.3	Liability of Agent	63
15.4	Reliance by Agent	~~64~~63
15.5	Notice of Default or Event of Default	64
15.6	Credit Decision	64
15.7	Costs and Expenses; Indemnification	~~65~~64
15.8	Agent in Individual Capacity	~~66~~65
15.9	Successor Agent	~~66~~65
15.10	Lender in Individual Capacity	66
15.11	Collateral Matters	~~67~~66
15.12	Restrictions on Actions by Lenders; Sharing of Payments	68
15.13	Agency for Perfection	~~69~~68
15.14	Payments by Agent to the Lenders	68
15.15	Concerning the Collateral and Related Loan Documents	69
15.16	Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information	~~70~~69
15.17	Several Obligations; No Liability	70
16.	WITHHOLDING TAXES~~.~~	~~71~~70
16.1	Payments	70
16.2	Exemptions	70
16.3	Reductions	72
16.4	Refunds	~~73~~72
16.5	Excluded Taxes	72

TABLE OF CONTENTS(~~.~~continued~~.~~)

			Page
17.	GENERAL PROVISIONS~~.~~		72
	17.1	Effectiveness	72
	17.2	Section Headings	73
	17.3	Interpretation	~~74~~73
	17.4	Severability of Provisions	~~74~~73
	17.5	Bank Product Providers	~~74~~73
	17.6	Debtor-Creditor Relationship	74
	17.7	Counterparts; Electronic Execution	~~75~~74
	17.8	Revival and Reinstatement of Obligations	~~75~~74
	17.9	Confidentiality	74
	17.10	Lender Group Expenses	75
	17.11	Survival	~~77~~76
	17.12	Patriot Act	~~77~~76
	17.13	Integration	~~77~~76
	17.14	Jack Cooper Transport as Agent for Borrowers	~~77~~76
	17.15	No Novation	77
	17.16	Intercreditor Agreement	77
	17.17	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	77

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Borrowing Base Certificate
Exhibit C-1	Form of Compliance Certificate
Exhibit L-1	Form of LIBOR Notice

Schedule A-1	Agent’s Account
Schedule A-2	Authorized Persons
Schedule C-1	Commitments
Schedule D-1	Designated Account
Schedule E-1	Existing Credit Facilities
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule P-3	Legal Predecessors of Borrowers
Schedule R-1	Real Property Collateral
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 3.6	Conditions Subsequent
Schedule 4.1(b)	Capitalization of Borrowers
Schedule 4.1(c)	Capitalization of Borrowers’ Subsidiaries
Schedule 4.6(a)	States of Organization
Schedule 4.6(b)	Chief Executive Offices
Schedule 4.6(c)	Organizational Identification Numbers
Schedule 4.6(d)	Commercial Tort Claims
Schedule 4.7(a)	Litigation – Material Adverse Change
Schedule 4.7(b)	Litigation
Schedule 4.11	Employee Benefits
Schedule 4.12	Environmental Matters
Schedule 4.13	Intellectual Property
Schedule 4.15	Deposit Accounts and Securities Accounts
Schedule 4.17	Material Contracts
Schedule 4.19	Permitted Indebtedness
Schedule 4.30	Locations of Inventory and Equipment
Schedule 4.31	ERISA Matters
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 6.6	Nature of Business
Schedule 6.12	Agreements – Transactions with Affiliates

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), is entered into as of June 18, 2013, by and among the lenders identified on the signature pages hereof (each of such lenders, together with their respective successors and permitted assigns, are referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), JACK COOPER HOLDINGS CORP., a Delaware corporation (“Parent”) and the Subsidiaries of Parent identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”).

RECITALS

~~A.~~ A. Borrowers, the lenders from time to time party thereto and the Agent have entered into that certain Credit Agreement, dated as of November 29, 2010 (as amended, supplemented, or modified from time to time prior to the date hereof, the “Original Credit Agreement”).

~~B.~~ B. Borrowers have requested Agent and the Lenders to amend and restate the terms of the Original Credit Agreement; and

~~C.~~ C. Agent and the Lenders have agreed to amend and restate the terms of the Original Credit Agreement upon the terms and conditions set forth in this Agreement and the Security Agreement.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, Lenders, Agent, and Borrowers hereby agree to amend and restate the Original Credit Agreement as follows:

1.         DEFINITIONS AND CONSTRUCTION.

1.1       Definitions.  Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2       Accounting Terms.   All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided,  however, that if any Borrower notifies Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies any Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and such Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and such Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred.  When used herein, the term “financial statements” shall include the notes and schedules thereto.  Whenever the term “Parent” “Borrower” or “Borrowers” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent, Borrowers and their Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

1.3       Code.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided,  however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

1.4       Construction.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.  Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including Letter of Credit Fees and the unused line fee) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (d) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including reasonable and documented attorneys fees and out-of-pocket legal expenses of outside counsel), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, (e) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i)  unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (f) the termination of all of the Commitments of the Lenders.  Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.  Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5       Schedules and Exhibits.    All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.          LOANS AND TERMS OF PAYMENT.

2.1       Revolver Advances.

(a)      Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans (“Advances”) to Borrowers in an amount at any one time outstanding not to exceed the lesser of:

(i)         such Lender’s Revolver Commitment, or

(ii)        such Lender’s Pro Rata Share of an amount equal to the lesser of:

(A)      the Maximum Revolver Amount less the sum of (1) the Letter of Credit Usage at such time, plus (2) the Availability Block, plus (3) the principal amount of Swing Loans outstanding at such time, and

(B)       the Borrowing Base less the sum of (1) the Letter of Credit Usage at such time, plus (2) the principal amount of Swing Loans outstanding at such time.

(b)        Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.  The outstanding principal amount of the Advances, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

(c)        Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right (but not the obligation) to establish, increase, reduce, eliminate, or otherwise adjust reserves from time to time against the Borrowing Base or the Maximum Revolver Amount in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, including (i) reserves in an amount equal to the Bank Product Reserve Amount, and (ii) reserves with respect to (A) sums that Parent or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay when due, and (B) amounts owing by Parent or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than Liens described in clauses (f), (g), (h), (i), (n), (o), (p), (q), (s), (u), (x), (y), (z), (aa), (bb), and (cc) of the definition of “Permitted Liens” herein), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

2.2         [Reserved]

2.3         Borrowing Procedures and Settlements.

(a)       Procedure for Borrowing.  Each Borrowing shall be made by a written request by an Authorized Person delivered to Agent.  Unless Swing Lender is not obligated to make a Swing Loan pursuant to Section 2.3(b) below, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that if Swing Lender is not obligated to make a Swing Loan as to a requested Borrowing, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date.  At Agent’s election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time.  In such circumstances, each Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

(b)       Making of Swing Loans.  In the case of a request for an Advance and so long as either (i) the aggregate amount of Swing Loans made since the last Settlement Date, minus the amount of Collections or payments applied to Swing Loans since the last Settlement Date, plus the amount of the requested Advance does not exceed $10,000,000, or (ii) Swing Lender, in its sole discretion, shall agree to make a Swing Loan notwithstanding the foregoing limitation, Swing Lender shall make an Advance in the amount of such requested Borrowing (any such Advance made solely by Swing Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and such Advances being referred to as “Swing Loans”) available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to the Designated Account.  Anything contained herein to the contrary notwithstanding, the Swing Lender may, but shall not be obligated to, make Swing Loans at any time that one or more of the Lenders is a Defaulting Lender.  Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Advances, except that all payments on any Swing Loan shall be payable to Swing Lender solely for its own account.  Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date.  Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan.  The Swing Loans shall be secured by Agent’s Liens, constitute Advances and Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

(c)         Making of Loans.

(i)       In the event that Swing Lender is not obligated to make a Swing Loan, then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing.  Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto.  After Agent’s receipt of the proceeds of such Advances, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided,  however, that, subject to the provisions of Section 2.3(d)(ii), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

(ii)       Unless Agent receives notice from a Lender prior to 9:00 a.m. (California time) on the date of a Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount.  If any Lender shall not have made its full amount available to Agent in immediately available funds and if Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period.  A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error.  If such amount is so made available, such payment to Agent shall constitute such Lender’s Advance on the date of Borrowing for all purposes of this Agreement.  If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing.

(d)         Protective Advances and Optional Overadvances.

(i)       Any contrary provision of this Agreement or any other Loan Document notwithstanding, Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent’s sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make Advances to, or for the benefit of, Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (any of the Advances described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”).

(ii)       Any contrary provision of this Agreement or any other Loan Document notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than $10,000,000, and (B) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount.  In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding sentence.  In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.  The foregoing provisions are meant for the benefit of the Lenders and Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.4(e)(i).  Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section

2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(d)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

(iii)       Each Protective Advance and each Overadvance shall be deemed to be an Advance hereunder, except that no Protective Advance or Overadvance shall be eligible to be a LIBOR Rate Loan and, prior to Settlement therefor, all payments on the Protective Advances shall be payable to Agent solely for its own account.  The Protective Advances and Overadvances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.  The ability of Agent to make Protective Advances is separate and distinct from its ability to make Overadvances and its ability to make Overadvances is separate and distinct from its ability to make Protective Advances.  For the avoidance of doubt, the limitations on Agent’s ability to make Protective Advances do not apply to Overadvances and the limitations on Agent’s ability to make Overadvances do not apply to Protective Advances.  The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.

(e)       Settlement.  It is agreed that each Lender’s funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances.  Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Advances, the Swing Loans, and the Protective Advances shall take place on a periodic basis in accordance with the following provisions:

(i)      Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Protective Advances, and (3) with respect to Borrowers’ or their Subsidiaries’ Collections or payments received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”).  Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Protective Advances for the period since the prior Settlement Date.  Subject to the terms and conditions contained herein (including Section 2.3(g)):  (y) if the amount of the Advances (including Swing Loans and Protective Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances), and (z) if the amount of the Advances (including Swing Loans and Protective Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances).  Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Protective Advances and, together with the portion of such Swing Loans or Protective Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Advances of such Lenders.  If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii)      In determining whether a Lender’s balance of the Advances, Swing Loans, and Protective Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances, Swing Loans, and Protective Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.

(iii)      Between Settlement Dates, Agent, to the extent Protective Advances or Swing Loans are outstanding, may pay over to Agent or Swing Lender, as applicable, any Collections or payments received by Agent that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to the Protective Advances or Swing Loans.  Between Settlement Dates, Agent, to the extent no Protective Advances or Swing Loans are outstanding, may pay over to Swing Lender any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender’s Pro Rata Share of the Advances.  If, as of any Settlement Date, Collections or payments of Parent or its Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(g)), to be applied to the outstanding Advances of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances.  During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Protective Advances, and each Lender (subject to the effect of agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

(iv)      Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).

(f)       Notation.  Agent, as a non-fiduciary agent for Borrowers, shall maintain a register the (“Register”) showing the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Protective Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.  Notwithstanding anything to the contrary, any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register.  The Register shall be available for inspection by the Borrowers, Agent and any Lender (solely with respect to its Loans), at any reasonable time and from time to time upon reasonable prior notice.  This Section 2.3(f) shall be construed so that the Loans are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and the Treasury Regulations thereunder.

(g)         Defaulting Lenders.

(i)      Notwithstanding the provisions of Section 2.4(b)(ii), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to Agent for the

Defaulting Lender’s benefit or any Collections or proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Swing Lender to the extent of any Swing Loans that were made by Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, (B) second, to the Issuing Lender, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (C) third, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of an Advance (or other funding obligation) was funded by such other Non-Defaulting Lender), (D) to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers (upon the request of Borrowers and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Advances (or other funding obligations) hereunder, and (E) from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (L) of Section 2.4(b)(ii).  Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender.  Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero.  The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which the Non-Defaulting Lenders, Agent, Issuing Lender, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.3(g)(ii) shall be released to Borrowers).  The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent, Issuing Lender, or to the Lenders other than such Defaulting Lender.  Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent.  In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided,  however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or any Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.  In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.

(ii)        If any Swing Loan or Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:

(A)        such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all Non-Defaulting Lenders’ Revolving Loan Exposures plus such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolver Commitments and (y) the conditions set forth in Section 3.2 are satisfied at such time;

(B)        if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within 1 Business Day following notice by the Agent (x) first, prepay such Defaulting Lender’s Swing Loan Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) and (y) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also the Issuing Lender;

(C)        if Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.3(g)(ii), Borrowers shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;

(D)        to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(g)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure;

(E)        to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(g)(ii), then, without prejudice to any rights or remedies of the Issuing Lender or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to the Issuing Lender until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated;

(F)        so long as any Lender is a Defaulting Lender, the Swing Lender shall not be required to make any Swing Loan and the Issuing Lender shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section 2.3(g)(ii) or (y) the Swing Lender or Issuing Lender, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the Swing Lender or Issuing Lender, as applicable, and Borrowers to eliminate the Swing Lender’s or Issuing Lender’s risk with respect to the Defaulting Lender’s participation in Swing Loans or Letters of Credit; and

(G)        Agent may release any cash collateral provided by Borrowers pursuant to this Section 2.3(g)(ii) to the Issuing Lender and the Issuing Lender may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by Borrowers pursuant to Section 2.11(d).

(h)        Independent Obligations.  All Advances (other than Swing Loans and Protective Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares.  It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4        Payments; Reductions of Commitments; Prepayments.

(a)        Payments by Borrowers.

(i)       Except as otherwise expressly provided herein, all payments by any Borrower shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein.  Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii)       Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b)        Apportionment and Application.

(i)      So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of the Issuing Lender) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates.  All payments to be made hereunder by Borrowers shall be remitted to Agent and all (subject to Section 2.4(b)(iv)) such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Advances outstanding and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(ii)       At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

(A)       first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

(B)       second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

(C)       third, to pay interest due in respect of all Protective Advances until paid in full,

(D)       fourth, to pay the principal of all Protective Advances until paid in full,

(E)       fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(F)       sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

(G)       seventh, to pay interest accrued in respect of the Swing Loans until paid in full,

(H)       eighth, to pay the principal of all Swing Loans until paid in full,

(I)       ninth, ratably, to pay interest accrued in respect of the Advances (other than Protective Advances) until paid in full,

(J)       tenth, ratably (i) to pay the principal of all Advances until paid in full, (ii) to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of the Issuing Lender, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof), and (iii) ratably, to the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of Bank Product Obligations,

(K)       eleventh, to pay any other Obligations other than Obligations owed to Defaulting Lenders,

(L)        twelfth, ratably to pay any Obligations owed to Defaulting Lenders; and

(M)       thirteenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iii)       Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(iv)       In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by any Borrower to Agent and specified by such Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(v)       For purposes of Section 2.4(b)(ii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi)       In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.

(c)        Reduction of Commitments.

(i)       Revolver Commitments.  The Revolver Commitments shall terminate on the Maturity Date.  Borrowers may reduce the Revolver Commitments, without premium or penalty, to an amount not less than the greater of (A) $20,000,000 or (B) sum of (x) the Revolver Usage as of such date, plus (y) the principal amount of all Advances not yet made as to which a request has been given by Borrowers under Section 2.3(a), plus (z) the amount of all Letters of Credit not yet issued as to which a request has been given by Borrowers pursuant to Section 2.11(a).  Each such reduction shall be in an amount which is not less than $5,000,000, shall be made by providing not less than 5 Business Days prior written notice to Agent and shall be irrevocable.  Once reduced, the Revolver Commitments may not be increased.  Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof.

(ii)        [Reserved]

(d)        Optional Prepayments.

(i)        Advances.  Borrowers may prepay the principal of any Advance at any time in whole or in part, without premium or penalty.

(ii)        [Reserved].

2.5       Overadvances; Promise to Pay.  If, at any time or for any reason, the amount of Obligations owed by Borrowers to the Lender Group pursuant to Section 2.1 or Section 2.11 is greater than any of the limitations set forth in Section 2.1 or Section 2.11, as applicable (an “Overadvance”),

Borrowers shall promptly, and in any event, within 1 Business Day, pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b).  Borrowers promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement.

2.6       Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations.

(a)       Interest Rates.  Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:

(i)       if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and

(ii)        otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

(b)       Letter of Credit Fee.  Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (the “Letter of Credit Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.11(e)) that shall accrue at a per annum rate equal to the LIBOR Rate Margin times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

(c)       Default Rate.  Upon the occurrence and during the continuation of an Event of Default and at the written election of the Required Lenders,

(i)       all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable thereunder, and

(ii)       the Letter of Credit Fee shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

(d)       Payment.  Except to the extent provided to the contrary in Section 2.10 or Section 2.12(a), all interest, all Letter of Credit Fees, all other fees payable hereunder or under any of the other Loan Documents, and all costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding.  Each Borrower hereby authorizes Agent, from time to time without prior notice to such Borrower, to charge all interest, Letter of Credit fees, and all other fees payable  hereunder or under any of the other Loan Documents (in each case, as and when due and payable), all costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents (in each case, as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.11(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products) to the Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans.  Any interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement that are charged to the Loan Account shall thereafter constitute Advances hereunder and shall initially accrue interest at the rate then applicable to Advances that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement).

(e)       Computation.  All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue.  In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f)       Intent to Limit Charges to Maximum Lawful Rate.  In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  Each Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7       Crediting Payments.  The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent’s Account or unless and until such payment item is honored when presented for payment.  Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly.  Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 11:00 a.m. (California time).  If any payment item is received into Agent’s Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

2.8       Designated Account.  Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d).  Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder.  Unless otherwise agreed by Agent and Borrowers, any Advance or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

2.9       Maintenance of Loan Account; Statements of Obligations.  Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) on which Borrowers will be charged with all Advances (including Protective Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers’ account, the Letters of Credit issued or arranged by Issuing Lender for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses.  In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrowers or for any Borrower’s account.  Agent shall make available to Borrowers monthly statements regarding the Loan Account, including the principal amount of the Advances, interest accrued hereunder, fees accrued or charged hereunder or under the Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after Agent first makes such statement available to Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in such statement.

2.10       Fees.  Borrowers shall pay to Agent,

(a)        for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

(b)        for the ratable account of those Lenders with Revolver Commitments, on the first day of each month from and after the Closing Date up to the first day of the month prior to the Payoff Date and on the Payoff Date, an unused line fee in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of (i) the aggregate amount of the Revolver Commitments, less (ii) the average Daily Balance of the Revolver Usage during the immediately preceding month (or portion thereof).

(c)         ~~(c)~~for the account of Agent, audit, appraisal, and valuation fees and charges as follows: (i) a fee of up to $1,000 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrowers performed by personnel employed by Agent, (ii) if implemented, a fee of $1,000 per day, per applicable individual, plus out of pocket expenses for the establishment of electronic collateral reporting systems, and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers or their Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess Borrowers’ or their Subsidiaries’ business valuation; provided, however, that so long as no Event of Default shall have occurred and be continuing, Borrowers shall not be obligated to reimburse Agent for more than 2 audits during any calendar year, or more than 1 full appraisal and 3 desktop appraisals of the Collateral during any calendar year.

2.11       Letters of Credit.

(a)        Subject to the terms and conditions of this Agreement, upon the request of Administrative Borrower made in accordance herewith, the Issuing Lender agrees to issue, or to cause an Underlying Issuer (including, as Issuing Lender’s agent) to issue, a requested Letter of Credit for the account of a Borrower.  If Issuing Lender, at its option, elects to cause an Underlying Issuer to issue a requested Letter of Credit, then Issuing Lender agrees that it will enter into arrangements relative to the reimbursement of such Underlying Issuer (which may include, among other means, by becoming an applicant with respect to such Letter of Credit or entering into undertakings or other arrangements that  provide for reimbursement of such Underlying Issuer with respect to drawings under such Letter of Credit; each such obligation or undertaking, irrespective of whether in writing, a “Reimbursement Undertaking”) with respect to Letters of Credit issued by such Underlying Issuer.  By submitting a request to Issuing Lender for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that (i) Issuing Lender issue or (ii) an Underlying Issuer issue the requested Letter of Credit (and, in such case, to have requested Issuing Lender to issue a Reimbursement Undertaking with respect to such requested Letter of Credit).  Borrowers acknowledge and agree that Borrowers are and shall be deemed to be applicants (within the meaning of Section 5-102(a)(2) of the Code) with respect to each Underlying Letter of Credit.  Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to the Issuing Lender via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension.  Each such request shall be in form and substance reasonably satisfactory to the Issuing Lender and shall (x) specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (y) shall be accompanied by such Issuer Documents as Agent, Issuing Lender or Underlying Issuer may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Lender or Underlying Issuer generally requests for Letters of Credit in similar circumstances.  Anything contained herein to the contrary notwithstanding, the Issuing Lender may, but shall not be obligated to, issue or cause the issuance of a Letter of Credit or to issue a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, that supports the obligations of Parent or its Subsidiaries (1) in respect of (A) a lease of real property, or (B) an employment contract, or (2) at any time that one or more of the Lenders is a Defaulting Lender.

(b)       The Issuing Lender shall have no obligation to issue a Letter of Credit or a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, if any of the following would result after giving effect to the requested issuance:

(i)        the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances (inclusive of Swing Loans) at such time, or

(ii)       the Letter of Credit Usage would exceed $5,000,000, or

(iii)       the Letter of Credit Usage would exceed the Maximum Revolver Amount less the Availability Block less the outstanding amount of Advances (including Swing Loans)~~.~~.

(c)       In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, the Issuing Lender shall not be required to issue or arrange for such Letter of Credit to the extent (x) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii) or (y) the Issuing Lender has not otherwise entered into arrangements reasonably satisfactory to it and Borrower to eliminate the Issuing Lender’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include Borrower cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.3(g)(ii).  Additionally, Issuing Lender shall have no obligation to issue a Letter of Credit or a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, if (I) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Lender from issuing such Letter of Credit or Reimbursement Undertaking or Underlying Issuer from issuing such Letter of Credit, or any law applicable to Issuing Lender or Underlying Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Lender or Underlying Issuer shall prohibit or request that Issuing Lender or Underlying Issuer refrain from the issuance of letters of credit generally or such Letter of Credit or Reimbursement Undertaking (as applicable) in particular, or (II) the issuance of such Letter of Credit would violate one or more policies of Issuing Lender or Underlying Issuer applicable to letters of credit generally.

(d)       Any Issuing Lender (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day immediately following the Business Day on which such

Issuing Lender issued any Letter of Credit; provided that (y) until Agent advises any such Issuing Lender that the provisions of Section 3.2 are not satisfied, or (z) the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by Agent and such Issuing Lender, such Issuing Lender shall be required to so notify Agent in writing only once each week of the Letters of Credit issued by such Issuing Lender during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as Agent and such Issuing Lender may agree.  Each Letter of Credit shall be in form and substance reasonably acceptable to the Issuing Lender, including the requirement that the amounts payable thereunder must be payable in Dollars.  If Issuing Lender makes a payment under a Letter of Credit or an Underlying Issuer makes a payment under an Underlying Letter of Credit, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the date such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be an Advance hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to Advances that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be an Advance hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Lender shall be automatically converted into an obligation to pay the resulting Advance.  Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.11(b) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

(e)       Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to Section 2.11(a) on the same terms and conditions as if Borrowers had requested the amount thereof as an Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders.  By the issuance of a Letter of Credit or a Reimbursement Undertaking (or an amendment, renewal, or extension of a Letter of Credit or a Reimbursement Undertaking) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Lender and each Reimbursement Undertaking, in an amount equal to its Pro Rata Share of such Letter of Credit or Reimbursement Undertaking, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer under the applicable Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer and not reimbursed by Borrowers on the date due as provided in Section 2.11(a), or of any reimbursement payment that is required to be refunded (or that Agent or Issuing Lender elects, based upon the advice of counsel, to refund) to Borrowers for any reason.  Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3.  If any such Lender fails to make available to Agent the amount of such Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(f)       Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group and each Underlying Issuer harmless from any damage, loss, cost, reasonable out-of-pocket expense, or liability (other than Taxes, which shall be governed by Section 16), and reasonable documented attorneys fees and expenses incurred by Issuing Lender, any other member of the Lender Group, or any Underlying Issuer arising out of or in connection with any Reimbursement Undertaking or any Letter of Credit; provided,  however, that no Borrower shall be obligated hereunder to indemnify the Lender Group or any Underlying Issuer for any loss, cost, expense, or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer.  Each Borrower agrees to be bound by the Underlying Issuer’s regulations and interpretations of any Letter of Credit or by Issuing Lender’s interpretations of any Reimbursement Undertaking even though this interpretation may be different from such Borrower’s own, and each Borrower understands and agrees that none of the Issuing Lender, the Lender Group, or any Underlying Issuer shall be liable for any error, negligence, or mistake, whether of omission or commission, in following any Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto.  Each Borrower understands that the Reimbursement Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by a Borrower against such Underlying Issuer.  Each Borrower hereby agrees to indemnify, save, defend, and hold Issuing Lender and the other members of the Lender Group harmless with respect to any loss, cost, reasonable out-of-pocket expense (including reasonable documented attorneys fees and expenses), or liability (other than Taxes, which shall be governed by Section 16) incurred by them as a result of the Issuing Lender’s indemnification of an Underlying Issuer; provided,  however, that Borrowers shall not be obligated hereunder to indemnify for any such loss, cost, expense, or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group.

(g)       Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, neither Issuing Lender nor any Underlying Issuer (as applicable) shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit or the Underlying Letter of Credit (as applicable)) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of Issuing Lender, any Underlying Issuer, Agent, any of the Lender-Related Persons or Agent-Related Persons, nor any correspondent, participant or assignee of Issuing Lender shall be liable to any Lender or any Loan Party for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that this assumption is not intended to, and shall not, preclude Borrowers from pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement.  None of Issuing Lender, any Underlying Issuer, Agent, any of the Lender-Related Persons or Agent-Related Persons, nor any correspondent, participant or assignee of Issuing Lender or any Underlying Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.11(h) or for any action, neglect or omission under or in connection with any Letter of Credit or Issuer Document, including in connection with the issuance or any amendment of any Letter of Credit, the failure to issue or amend any Letter of Credit, the honoring or dishonoring of any demand under any Letter of Credit, or the following of any Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto, and such action or neglect or omission will bind Borrowers.  In furtherance and not in limitation of the foregoing, Issuing Lender and each Underlying Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or Issuing Lender and any Underlying Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit and may disregard any requirement in a Letter of Credit that notice of dishonor be given in a particular manner and any requirement that presentation be made at a particular place or by a particular time of day), and neither Issuing Lender nor any Underlying Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  Neither Issuing Lender nor any Underlying Issuer shall be responsible for the wording of any Letter of Credit (including any drawing conditions or any terms or conditions that are ineffective, ambiguous, inconsistent, unduly complicated or reasonably impossible to satisfy), notwithstanding any assistance Issuing Lender or any Underlying Issuer may provide to any Borrower with drafting or recommending text for any letter of credit application or with the structuring of any transaction related to any Letter of Credit, and each Borrower hereby acknowledges and agrees that any such assistance will not constitute legal or other advice by Issuing Lender or any Underlying Issuer or any representation or warranty by Issuing Lender or any Underlying Issuer that any such wording or such Letter of Credit will be effective.  Without limiting the foregoing, Issuing Lender or any Underlying Issuer may, as it deems appropriate, use in any Letter of Credit any portion of the language prepared by any Borrower and contained in the letter of credit application relative to drawings under such Letter of Credit.  Each Borrower hereby acknowledges and agrees that neither any Underlying Issuer nor any member of the Lender Group shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

(h)       The obligation of Borrowers to reimburse Issuing Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)        any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document,

(ii)       the existence of any claim, counterclaim, setoff, defense or other right that Parent or any of its Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction,

(iii)       any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit,

(iv)       any payment by Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not substantially or strictly comply with the terms of such Letter of Credit (including, without limitation, any requirement that presentation be made at a particular place or by a particular time of day), or any payment made by Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit,

(v)       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or discharge of, Parent or any of its Subsidiaries, or

(vi)       the fact that any Default or Event of Default shall have occurred and be continuing.

(i)       Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

(j)       Borrowers acknowledge and agree that any and all fees, charges, costs, or commissions in effect from time to time, of the Issuing Lender relating to Letters of Credit or incurred by the Issuing Lender relating to Underlying Letters of Credit, upon the issuance of any Letter of Credit, upon the payment or negotiation of any drawing under any Letter of Credit, or upon the occurrence of any other activity with respect to any Letter of Credit (including the transfer, amendment, or cancellation of any Letter of Credit), together with any and all fronting fees in effect from time to time related to Letters of Credit, shall be Lender Group Expenses for purposes of this Agreement and shall be reimbursable immediately after the date on which such fees, charges, costs, or commissions are first incurred or accrued by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrowers that, as of the Closing Date, the Issuing Lender is entitled to charge Borrowers a fronting fee of 0.825% per annum times the undrawn amount of each Underlying Letter of Credit and that such fronting fee may be changed from time to time without notice, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

(k)       If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Issuing Lender, any other member of the Lender Group, or Underlying Issuer with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(i)       any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or

(ii)       there shall be imposed on the Issuing Lender, any other member of the Lender Group, or Underlying Issuer any other condition regarding any Letter of Credit or Reimbursement Undertaking,

and the result of the foregoing is to increase, directly or indirectly, the cost to the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer of issuing, making, participating in, or maintaining any Reimbursement Undertaking or Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided,  however, that (A) no Borrower shall be required to provide any compensation pursuant to this

Section 2.11(k) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  The determination by Agent of any amount due pursuant to this Section 2.11(k), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.  This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

(l)       Unless otherwise expressly agreed by the Issuing Lender and a Borrower when a Letter of Credit is issued, (i) the rules of the ISP and the UCP 600 shall apply to each standby Letter of Credit, and (ii) the rules of the UCP 600 shall apply to each commercial Letter of Credit.

(m)       In the event of a direct conflict between the provisions of this Section 2.11 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.

2.12       LIBOR Option.

(a)       Interest and Interest Payment Dates.  In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 2.12(b) below (the “LIBOR Option”) to have interest on all or a portion of the Advances be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate.  Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof.  On the last day of each applicable Interest Period, unless Borrowers properly have exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder.  At any time that an Event of Default has occurred and is continuing, at the written election of the Required Lenders, Borrowers no longer shall have the option to request that Advances bear interest at a rate based upon the LIBOR Rate.

(b)        LIBOR Election.

(i)       Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing and the Required Lenders have not elected in writing that the Borrowers may no longer do so, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”).  Notice of Borrowers’ election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m.(California time) on the same day).  Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.

(ii)       Each LIBOR Notice shall be irrevocable and binding on each Borrower.  In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”).  A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error.  Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.  If a payment of a LIBOR Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable LIBOR Rate Loan on such last day, it being agreed that Agent has no obligation to so defer the application of payments to any LIBOR Rate Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.  This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

(iii)       Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time.  Borrowers only may exercise the LIBOR Option for proposed LIBOR Rate Loans of at least $1,000,000.

(iv)       The parties hereto agree that all Interest Periods with respect to LIBOR Rate Loans under the Original Credit Agreement in existence on the Closing Date shall be deemed for purposes hereof to be Interest Periods selected under this Agreement for a like period, commencing and ending on the same dates as the existing Interest Periods.

(c)       Conversion.  Borrowers may convert LIBOR Rate Loans to Base Rate Loans at any time; provided,  however, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Borrowers’ and their Subsidiaries’ Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii).

(d)       Special Provisions Applicable to LIBOR Rate.

(i)       The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including any Changes in Law (including any changes in tax laws (except changes of general applicability in corporate income tax laws)) and changes in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate.  In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender,  Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (B) repay the LIBOR Rate Loans of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).  No Borrower shall be required to compensate any Lender pursuant to this Section for additional or increased costs incurred more than 180 days prior to the date that the such Lender notifies Administrative Borrower of such changes in applicable law or in the reserve requirements giving rise to such additional or increased costs and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of changes in applicable law or in the reserve requirements that are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

(ii)       In the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e)       No Requirement of Matched Funding.  Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.

2.13       Capital Requirements.

(a)       If, after the date hereof, the Issuing Lender or any Lender determines that (i) any Change in Law regarding capital or reserve requirements for banks or bank holding companies, or (ii) compliance by the Issuing Lender or such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on the Issuing Lender’s, such Lender’s or such holding companies’ capital as a consequence of the Issuing Lender’s or such Lender’s commitments hereunder to a level below that which the Issuing Lender, such Lender or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration the Issuing Lender’s, such Lender’s or such holding companies’ then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by the Issuing Lender or such Lender to be material, then the Issuing Lender or such Lender may notify Administrative Borrower and Agent thereof.  Following receipt of such notice, Borrowers agree to pay the Issuing Lender or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by the Issuing Lender or such Lender of a statement in the amount and setting forth in reasonable detail the Issuing Lender  or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).  In determining such amount, the Issuing Lender or such Lender may use any reasonable averaging and attribution methods.  Failure or delay on the part of the Issuing Lender or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Issuing Lender or such Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate the Issuing Lender or a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that the Issuing Lender or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

(b)       If the Issuing Lender or any Lender requests additional or increased costs referred to in Section 2.11(k) or Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(ii) relative to changed circumstances (such Issuing Lender or Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.11(k),  Section 2.12(d)(i) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining LIBOR Rate Loans and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it.  Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment.  If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.11(k),  Section 2.12(d)(i) or Section 2.13(a), as applicable, or to enable Borrowers to obtain LIBOR Rate Loans, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.11(k), Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.11(k),  Section 2.12(d)(i) or Section 2.13(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain LIBOR Rate Loans, may designate a different Issuing Lender or substitute a Lender, in each case, reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be “Issuing Lender” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be “Issuing Lender” or a “Lender” (as the case may be) for purposes of this Agreement.

(c)       Notwithstanding anything herein to the contrary, the protection of Sections 2.11(k),  2.12(d), and 2.13 shall be available to the Issuing Lender and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith.

2.14       Accordion

(a)       At any time during the period from and after the Closing Date through and including the date that is 30 days prior to the Maturity Date, at the option of Borrowers (but subject to the conditions set forth in clause (b) below), the Revolver Commitments and the Maximum Revolver Amount may be increased by an amount in the aggregate for all such increases of the Revolver Commitments and the Maximum Revolver Amount not to exceed the Available Increase Amount (each such increase, an “Increase”).  Agent shall invite each Lender to increase its Revolver Commitments (it being understood that no Lender shall be obligated to increase its Revolver Commitments) in connection with a proposed Increase at the interest margin proposed by Borrowers, and if sufficient Lenders do not agree to increase their Revolver Commitments in connection with such proposed Increase, then Agent or Borrowers may invite any prospective lender who is reasonably satisfactory to Agent and Borrowers to become a Lender in connection with a proposed Increase.  Any Increase shall be in an amount of at least the lesser of (x) $15,000,000 and (y) the Available Increase Amount and integral multiples of $5,000,000 in excess thereof.  In no event may the Revolver Commitments and the Maximum Revolver Amount be increased pursuant to this Section 2.14 on more than 2 occasions in the aggregate for all such Increases.  Additionally, for the avoidance of doubt, it is understood and agreed that in no event shall the aggregate amount of the Increases to the Revolver Commitments exceed $25,000,000.

(b)       Each of the following shall be conditions precedent to any Increase of the Revolver Commitments and the Maximum Revolver Amount in connection therewith:

(i)       Agent or Borrowers have obtained the commitment of one or more Lenders (or other prospective lenders) reasonably satisfactory to Agent and Borrowers to provide the applicable Increase and any such Lenders (or prospective lenders), Borrowers, and Agent have signed a joinder agreement to this Agreement (an “Increase Joinder”), in form and substance reasonably satisfactory to Agent, to which such Lenders (or prospective lenders), Borrowers, and Agent are party,

(ii)       each of the conditions precedent set forth in Section 3.2 are satisfied,

(iii)       Borrowers have delivered to Agent updated pro forma Projections (after giving effect to the applicable Increase) for Parent and its Subsidiaries evidencing compliance on a pro forma basis with Section 7 for the 4 fiscal quarters (on a quarter-by-quarter basis) immediately following the proposed date of the applicable Increase and regardless of whether a Financial Covenant Period is in effect, and

(iv)       Borrowers shall have reached agreement with the Lenders (or prospective lenders) agreeing to the increased Revolver Commitments with respect to the interest margins applicable to Advances to be made pursuant to the increased Revolver Commitments (which interest margins may be with respect to Advances made pursuant to the increased Revolver Commitments, higher than or equal to the interest margins applicable to Advances set forth in this Agreement immediately prior to the date of the increased Revolver Commitments (the date of the effectiveness of the increased Revolver Commitments and the Maximum Revolver Amount, the “Increase Date”)), and shall have communicated the amount of such interest margins to Agent.  Any Increase Joinder may, with the consent of Agent, Borrowers and the Lenders or prospective lenders agreeing to the proposed Increase, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to effectuate the provisions of this Section 2.14 (including any amendment necessary to effectuate the interest margins for the Advances to be made pursuant to the increased Revolver Commitments).  Anything to the contrary contained herein notwithstanding, if the interest margin that is to be applicable to the Advances to be made pursuant to the increased Revolver Commitments are higher than the interest margin applicable to the Advances immediately prior to the applicable Increase Date (the amount by which the interest margin is higher, the “Excess”), then the interest margin applicable to the Advances immediately prior to the Increase Date shall be increased by the amount of the Excess, effective on the applicable Increase Date, and without the necessity of any action by any party hereto.

(c)       Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Advances shall be deemed, unless the context otherwise requires, to include Advances made pursuant to the increased Revolver Commitments and Maximum Revolver Amount pursuant to this Section 2.14.

(d)       Each of the Lenders having a Revolver Commitment prior to the Increase Date (the “Pre-Increase Revolver Lenders”) shall assign to any Lender which is acquiring a new or additional

Revolver Commitment on the Increase Date (the “Post-Increase Revolver Lenders”), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the Advances and participation interests in Letters of Credit on such Increase Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Advances and participation interests in Letters of Credit will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased Revolver Commitments.

(e)       The Advances, Revolver Commitments, and Maximum Revolver Amount established pursuant to this Section 2.14 shall constitute Advances, Revolver Commitments, and Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents.  Borrowers shall take any actions reasonably required by Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the Code or otherwise after giving effect to the establishment of any such new Revolver Commitments and Maximum Revolver Amount.

2.15       Joint and Several Liability of Borrowers.

(a)       Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b)       Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c)       If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.

(d)       The Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.15(d)) or any other circumstances whatsoever.

(e)        Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement).  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the

Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance.  The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender.

(f)       Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents.  Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g)       The provisions of this Section 2.15 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

(h)       Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash.  Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(i)       Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness (Borrowers may continue to collect intercompany indebtedness unless requested otherwise by Agent) of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash.  If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).

3.       CONDITIONS; TERM OF AGREEMENT.

3.1     Conditions Precedent to the Initial Extension of Credit.  The obligation of each Lender to make its initial extension of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent ).

3.2     Conditions Precedent to all Extensions of Credit.   The obligation of the Lender Group (or any member thereof) to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a)      the representations and warranties of Parent or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date; and

(b)      no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

3.3       Maturity.  This Agreement shall continue in full force and effect for a term ending on the earliest of (i) June 18, 2018, (ii)  the date that is 90 days prior to the then extant maturity date of the Permitted MSD Indebtedness, (iii) the date that is 90 days prior to the then extant maturity date of the Permitted Additional Term Indebtedness, ~~or~~ (iv) the date that is 90 days prior to the then extant maturity date of the Notes, or (v) the date that is 90 days prior to the then extant maturity date of the 2017 Notes (the “Maturity Date”).  The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice to Administrative Borrower upon the occurrence and during the continuation of an Event of Default.

3.4       Effect of Maturity.  On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations in full.  No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all

Obligations have been paid in full and the Commitments have been terminated.  When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers’ sole expense, deliver all possessory Collateral and execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.

3.5       Early Termination by Borrowers.  Borrowers have the option, without premium or penalty, at any time upon 5 Business Days prior written notice to Agent, to terminate this Agreement and terminate the Commitments hereunder by repaying to Agent all of the Obligations in full.

3.6       Conditions Subsequent.   The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Schedule 3.6 (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof, shall constitute an Event of Default).  All provisions of this Agreement and the other Loan Documents (including, without limitation, all representations, warranties, covenants, Events of Default and other agreements herein and therein) shall be deemed modified to the extent necessary to reflect the fact that additional time has been provided for compliance with respect to such conditions subsequent.

4.       REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1       Due Organization and Qualification; Subsidiaries.

(a)       Parent and each of Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, and (iii) has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b)       Set forth on Schedule 4.1(b)  (taking into account any time period granted under the Security Agreement for the delivery of the Stock of any new Subsidiary of Parent) is a complete and accurate description of the authorized capital Stock of Parent and each of its Subsidiaries, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding.  Other than as described on Schedule 4.1(b), (i) there are no subscriptions, options, warrants, or calls relating to any shares of any such Person’s capital Stock, including any right of conversion or exchange under any outstanding security or other instrument and (ii) neither Parent nor any of its

Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

(c)       Set forth on Schedule 4.1(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of Parent’s direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent.  All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

4.2       Due Authorization; No Conflict.

(a)       As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b)       As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any Loan Party’s interestholders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

4.3       Governmental Consents.  The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date or as of such later date as is permitted or contemplated pursuant to the Loan Documents.

4.4       Binding Obligations; Perfected Liens.

(a)       Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)       Agent’s Liens are validly created, perfected (other than (i) in respect of Vehicles that are subject to a certificate of title and as to which Agent has not caused its Lien to be noted on the applicable certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations, (iv) commercial tort claims (other than those that, by the terms hereunder, are required to be perfected), and (v) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 11, and subject only to the filing of financing statements and the recordation of the Mortgages, in each case, in the appropriate filing offices), and, subject to the Intercreditor Agreement, first priority Liens, subject only to Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, or the interests of lessors under Capital Leases and Liens described under clauses (d) (but only to the extent any such Lien listed on Schedule P-2 is senior to the Agent’s Lien on the Closing Date), (h), (i), (j), (o), (s), (x), (y), (z), (aa), (bb), and (cc)  of the definition of Permitted Liens.

4.5       Title to Assets; No Encumbrances.  Subject to Permitted Liens, Parent and each of its Subsidiaries has (a) good, marketable and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1 hereof (or until such financial statements are delivered hereunder, of the Original Credit Agreement), in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby (or assets disposed of in the ordinary course of business, and not with respect to any of the transactions contemplated hereby, prior to the Closing Date).  All of such assets are free and clear of Liens except for Permitted Liens.

4.6       Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

(a)       The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of Parent and each of its Subsidiaries is set forth on Schedule 4.6(a) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement, including any grace period permitted under this Agreement or the Security Agreement in respect of delivery of Pledged Interests as the result of the formation or acquisition of new Subsidiaries).

(b)       The chief executive office of Parent and each of its Subsidiaries is located at the address indicated on Schedule 4.6(b)  (taking into account the time period granted under Section 5.15 to amend Schedule 4.6(b) for any change of a Loan Party’s chief executive office);

(c)       Parent’s and each of its Subsidiaries’ tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.6(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement, including any grace period permitted under this Agreement or the Security Agreement in respect of delivery of Pledged Interests as the result of the formation or acquisition of new Subsidiaries).

(d)       As of the Closing Date, neither Parent nor any of its Subsidiaries holds any commercial tort claims that exceed $500,000 in amount, except as set forth on Schedule 4.6(d).

4.7       Litigation.

(a)        Except as set forth on Schedule 4.7(a), there are no actions, suits, or proceedings pending or, to the knowledge of Borrowers, after due inquiry, threatened in writing against Parent or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.

(b)        Schedule 4.7(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $1,000,000 that, as of the Closing Date, is pending or, to the knowledge of Borrowers, after due inquiry, threatened in writing against Parent or any of its Subsidiaries, of, as of the Closing Date, (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status with respect to such actions, suits, or proceedings, and (iv) whether any liability of Parent and its Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.

4.8       Compliance with Laws.   Neither Parent nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.9       No Material Adverse Change.   All historical financial statements relating to Parent and its Subsidiaries that have been delivered by any of the Borrowers to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Parent’s and its Subsidiaries’ respective financial condition (consolidated to the extent specified in such financial statements) as of the date thereof and results of operations for the period then ended.  Since December 31, 2012, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Change with respect to the Parent and its Subsidiaries, taken as a whole.

4.10       Fraudulent Transfer.

(a)       On any date prior to July 31, 2013, the Loan Parties, taken as a whole (after giving effect to the issuance and sale of the Notes and the consummation of the Transactions contemplated hereby and thereby, whether or not actually consummated immediately after the Closing Date), are Solvent.  On any date on or after July 31, 2013, the Loan Parties, taken as a whole, are Solvent.

(b)       No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.11       Employee Benefits.  Except as set forth on Schedule 4.11, neither Parent nor any of its Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

4.12       Environmental Condition.   Except as set forth on Schedule 4.12, (a) to Borrowers’ knowledge, neither Parent’s nor any of its Subsidiaries’ Properties has ever been used by Parent, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Borrowers’ knowledge, after due inquiry, neither Parent’s nor any of its Subsidiaries’ Properties has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) neither Parent nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) neither Parent nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.13       Intellectual Property.  Parent and each of its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, and licenses that are necessary and material to the conduct of its business as currently conducted, and attached hereto as Schedule 4.13 (taking into account the time period set forth in the proviso below for amending such schedule to add additional intellectual property) is a true, correct, and complete listing of all material trademarks, trade names, copyrights, patents, and licenses as to which Parent or one of its Subsidiaries is the owner or is an exclusive licensee; provided, however, that any Borrower may amend Schedule 4.13 to add additional intellectual property so long as such amendment occurs by written notice to Agent at the time that Parent provides its Compliance Certificate pursuant to Section 5.1 that relates to the month in which such intellectual property was acquired.

4.14       Leases.  Parent and each of its Subsidiaries enjoy peaceful and undisturbed possession under any lease material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by Parent or the applicable Subsidiaries exists under any of them.

4.15       Deposit Accounts and Securities Accounts.  Set forth on Schedule 4.15 (as updated pursuant to the provisions of the Security Agreement from time to time) is a listing of all of Parent’s and its Subsidiaries’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

4.16       Complete Disclosure.  All factual information (other than forward-looking information, forward-looking pro formas, and projections and information of a general economic nature and general information about Borrowers’ industry), taken as a whole, furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information (other than forward-looking information, forward-looking pro formas and projections and information of a general economic nature and general information about Borrowers’ industry), taken as a whole, hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.  The Projections delivered to Agent on January 24, 2013 in contemplation of the Transactions represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Borrowers’ good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, that no assurances can be given that such Projections will be realized, and that actual results may differ in a material manner from such Projections).

4.17       Material Contracts.  Set forth on Schedule 4.17 (as such Schedule may be updated from time to time in accordance herewith) is a reasonably detailed description of the Material Contracts of each Loan Party and its Subsidiaries as of the most recent date on which Borrowers provided their Compliance Certificate pursuant to Section 5.1 (or, prior to the date of delivery of the initial Compliance Certificate hereunder, as of the Closing Date).  Any Borrower may amend Schedule 4.17 to add additional Material Contracts so long as such amendment occurs by written notice to Agent on the date that Parent provides its Compliance Certificate.  Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Material Contract (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against Parent or the applicable Subsidiary and, to Borrowers’ knowledge, after due inquiry, each other Person that is a party thereto in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws related to or limiting creditors’ rights generally, (b) has not been otherwise amended or modified (other than amendments or modifications permitted by Section 6.7(b)), and (c) is not in default due to the action or inaction of Parent or the applicable Subsidiary.

4.18       Patriot Act.   To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”).  No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.19       Indebtedness.  Set forth on Schedule 4.19 is a true and complete list of all Indebtedness in excess of $250,000 for any particular Indebtedness and $500,000 in the aggregate for all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

4.20       Payment of Taxes.  Except as otherwise permitted under Section 5.5, all U.S. federal and other material tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable.  Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all Taxes not yet due and payable.  No Borrower knows of any proposed Tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.21       Margin Stock.  Neither Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve.

4.22       Governmental Regulation.  Neither Parent nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.  Neither Parent nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.23       OFAC.  Neither Parent nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC.  Neither Parent nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

4.24       Employee and Labor Matters.There is (i) no unfair labor practice complaint pending or, to the knowledge of Borrowers, threatened against Parent or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against Parent or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against Parent or its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) to the knowledge of Borrowers, after due inquiry, no union representation question existing with respect to the employees of Parent or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of Parent or its Subsidiaries, in each case, to the extent such events could reasonably be expected to result in a material liability.  Neither Parent, nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied.  The hours worked and payments made to employees of Parent or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  All material payments due from Parent or any of its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Parent or such Subsidiary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.25       Parent as a Holding Company.  [Reserved].

4.26       Notes Documents.  As of the Closing Date, Borrowers have delivered to Agent true and correct copies of any material Notes Documents.  No Event of Default (as defined in the Notes Indenture and after giving effect to any grace period) has occurred and is continuing.  The Notes Documents are in full force and effect as of the Closing Date and have not been terminated, rescinded or withdrawn as of such date.  The execution, delivery and performance of the Notes Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in full force and effect.

4.27        [Reserved]

4.28       Eligible Accounts.  As to each Account that is identified by any Borrower as an Eligible Account in a Borrowing Base Certificate submitted to Agent, except with respect to payment by the Account Debtor of such Account subsequent to the date as to which such Borrowing Base Certificate relates, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of Borrowers’ business, (b) owed to one or more of the Borrowers, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Accounts.

4.29       Eligible Vehicles.  As to each Vehicle that is identified by any Borrower as an Eligible Vehicle in a Borrowing Base Certificate submitted to Agent, as of the date as to which such Borrowing Base Certificate relates, such Vehicle is not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Vehicles.

4.30       Locations of Inventory and Equipment.   The Inventory and Equipment (other than (i) Vehicles or Equipment out for repair and any parts to be used for such repairs, (ii) Vehicles on the road in the United States or Canada in the normal course of Borrowers’ or their Subsidiaries’ business, and (iii) locations with respect to which the aggregate net book value of such Inventory and Equipment thereat is less than $500,000) of the Loan Parties and their Subsidiaries are not stored with a bailee, warehouseman, or similar party (except as disclosed on Schedule 4.30) and are located only at, or in-transit between or to, the locations identified on Schedule 4.30 (taking into account the time period granted under Section 5.15 to amend Schedule 4.30 for any change of such locations).

4.31       ERISA.  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and other federal or state law.  Each Plan which is intended to qualify under Section 401(a) of the IRC has received a favorable opinion or determination letter from the IRS and to the best knowledge of each Borrower, nothing has occurred which would cause the loss of such qualification.  Except as set forth on Schedule 4.31, each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the IRC, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Plan.

4.32       Hedge Agreements.  On each date that any Hedge Agreement is executed by any Hedge Provider, Borrower and each other Loan Party satisfy all eligibility, suitability and other requirements under the Commodity Exchange Act (7 U.S.C. § 1, et seq., as in effect from time to time) and the Commodity Futures Trading Commission regulations.

5.         AFFIRMATIVE COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties shall and shall cause each of their Subsidiaries to comply with each of the following:

5.1       Financial Statements, Reports, Certificates.   Deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein.  In addition, each Borrower agrees that no Subsidiary of Parent will have a fiscal year different from that of Parent.  In addition, each Borrower agrees to maintain a system of accounting that enables Parent to produce financial statements in accordance with GAAP.  Each Borrower shall also (a) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Subsidiaries’ sales, and (b) maintain its billing systems/practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Agent.

5.2       Collateral Reporting.  Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the reports set forth on Schedule 5.2 at the times specified therein. In addition, each

Borrower agrees to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.

5.3       Existence.   Except as otherwise permitted under Section 6.3 or Section 6.4, at all times maintain and preserve in full force and effect its existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Change, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, licenses, permits, licenses, accreditations, authorizations, or other approvals material to its business.

5.4       Maintenance of Properties.   Maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty and condemnation and Permitted Dispositions excepted and except where the failure to do so would not reasonably be expected to have a Material Adverse Change.

5.5       Taxes.  Cause all Taxes imposed, levied, or assessed against any Loan Party or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except (i) to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of a Tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (ii) with respect to such Taxes that do not exceed $500,000 in the aggregate at any one time.  Parent will and will cause each of its Subsidiaries to make timely payment or deposit of all Tax payments and withholding taxes required of it and them by applicable laws (subject to clauses (i) and (ii) of the preceding sentence), including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon reasonable request, furnish Agent with proof reasonably satisfactory to Agent indicating that Parent and its Subsidiaries have made such payments or deposits.

5.6       Insurance.   At Borrowers’ expense, maintain insurance respecting each of the Loan Parties’ and their Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. All such policies of insurance shall be with responsible and reputable insurance companies reasonably acceptable to Agent and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and in any event in amount, adequacy and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy and scope of the policies of insurance of Borrowers in effect as of the Closing Date are acceptable to Agent). All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard noncontributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies.  All certificates of property and general liability insurance are to be delivered to Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation.  If any Borrower fails to maintain such insurance, Agent may arrange for such insurance, but at such Borrower’s expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Borrowers shall give Agent prompt notice of any loss exceeding $1,000,000 covered by its casualty or business interruption insurance.  Upon the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement, Agent shall have the first right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.  Notwithstanding anything in this Section 5.6, the Loan Parties and their Subsidiaries shall be permitted to self-insure on a basis consistent with commercially reasonable business practices.  The parties hereby acknowledge that Borrowers’ self-insurance practices in effect on the Closing Date are commercially reasonable business practices as of the date of this Agreement.

5.7       Inspection.  Permit Agent, any Lender, and each of their duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to conduct appraisals and valuations, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to Administrative Borrower.  The Loan Parties’ reimbursement obligations under this Section 5.7 shall be subject to Section 2.10.

5.8       Compliance with Laws.  Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

5.9       Environmental.

(a)       Keep any property either owned or operated by Parent or any of its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b)       Comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests,

(c)       Promptly notify Agent of any release of which any Borrower has knowledge of a Hazardous Material in any Reportable Quantity (as defined under applicable Environmental Law) from or onto property owned or operated by Parent or any of its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, and

(d)       Promptly, but in any event within 5 Business Days of its receipt thereof, provide Agent with written notice of any of the following:  (i) notice that an Environmental Lien has been filed against any of the real or personal property of Parent or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against Parent or its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority.

5.10       Disclosure Updates.  Promptly and in no event later than 10 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.  The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.11       Formation of Subsidiaries.  At the time that any Loan Party forms any Subsidiary or acquires any Subsidiary after the Closing Date, such Loan Party shall (a) within 20 Business Days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) cause any such new Subsidiary to provide to Agent a Guaranty or joinder thereto (or, upon request of Administrative Borrower in the case of any Subsidiary that is organized under the laws of any state or territory of the United States of America, a joinder to this Agreement resulting in such Subsidiary becoming a Borrower under this Agreement and the other Loan Documents subject to the completion of legal and business due diligence and execution of related documents reasonably satisfactory to Agent) and a joinder to the Security Agreement, together with such other security documents (including mortgages with respect to any Real Property (other than Excluded Real Property) owned in fee of such new Subsidiary to the extent required by the Loan Documents), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to the Intercreditor Agreement and to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided that no Guaranty or any such joinder or other security documents shall be required to be provided to Agent with respect to any Subsidiary of a Loan Party that is a CFC, (b) within 20 Business Days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent a pledge agreement (or an addendum to the Security Agreement) and, subject to the terms of the Intercreditor Agreement, appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to Agent; provided that only 65% of the total outstanding voting Stock of any first tier Subsidiary of any Loan Party that is a CFC (and none of the Stock of any Subsidiary of such CFC) shall be required to be pledged (it being understood that such pledge shall not be required to be documented by a non-United States law governed pledge agreement, and (c) within 20 Business Days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent all other documentation, including one or more opinions of counsel (other than opinions of foreign counsel) reasonably satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property owned in fee and subject to a Mortgage).  Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall be a Loan Document.

5.12       Further Assurances.   At any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent to the extent required under the Loan Documents, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) to the extent required under the Loan Documents, to create and perfect Liens in favor of Agent in any Real Property of Parent or its Subsidiaries that is not Excluded Real Property, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that (i) the foregoing shall not apply to any Subsidiary of a Loan Party that is a CFC and (ii) notwithstanding the foregoing, the Loan Parties’ sole obligation in the case of any leasehold interests of any of them shall be, upon Agent’s reasonable request, to use commercially reasonable efforts to deliver a Collateral Access Agreement with respect to any premises material to the business taken as a whole.  To the maximum extent permitted by applicable law, if any Borrower refuses or fails to execute or deliver any reasonably requested Additional Documents required to be delivered under this Section 5.12 within a reasonable period of time following the request to do so, such Borrower hereby authorizes Agent to execute any such Additional Documents in such Borrower’s name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office.  In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Parent and its Subsidiaries and all of the outstanding capital Stock of Parent’s Subsidiaries (subject to exceptions and limitations contained in the Loan Documents).

5.13       Lender Meetings.  Within 120 days after the close of each fiscal year of Parent, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Parent and its Subsidiaries and the projections presented for the current fiscal year of Parent and its Subsidiaries.

5.14       Material Contracts.   Contemporaneously with the delivery of each Compliance Certificate pursuant to Section 5.1, provide Agent with copies of (a) each Material Contract entered into since the delivery of the previous Compliance Certificate, and (b) each material amendment or modification of any Material Contract entered into since the delivery of the previous Compliance Certificate.

5.15       Location of Inventory and Equipment.   Keep each Loan Parties’ and its Subsidiaries’ Inventory and Equipment (other than (i) Vehicles or Equipment out for repair, and any parts to be used for such repairs, (ii) Vehicles on the road in the United States or Canada in the normal course of Borrowers’ or their Subsidiaries’ business, and (iii) locations with respect to which the aggregate net book value of such Inventory and Equipment that is located at such locations exceeds $500,000 in the aggregate) only at the locations identified on Schedule 4.30 and their chief executive offices only at the locations identified on Schedule 4.6(b);  provided,  however, that any Borrower may amend Schedule 4.30 or Schedule 4.6(b) so long as such amendment occurs by written notice to Agent at the time Parent provides its Compliance Certificate pursuant to Section 5.1 with respect to the month in which such Inventory or Equipment is moved to such new location or such chief executive office is relocated (to the extent that the aggregate net book value of such Inventory and Equipment that is to be located at any such new location exceeds $500,000) and so long as such new location is within the continental United States.  Such Borrower, upon Agent’s reasonable request, shall use commercially reasonable efforts to provide Agent a Collateral Access Agreement with respect to any such new location promptly upon written request of Agent.

5.16       ERISA Matters.  Furnish to Agent:

(a)        Notice of ERISA Matters. Upon learning of the occurrence of any of the following which could be reasonably expected to result in a Material Adverse Change, written notice thereof which describes the same and the steps being taken by Parent and its Subsidiaries with respect thereto: (i) a Prohibited Transaction in connection with any Plan (ii) the occurrence of a Reportable Event with respect to any Pension Plan subject to Title IV of ERISA, (iii) the institution of any steps by Parent and its Subsidiaries, the PBGC or any other Person to terminate any Plan, (iv) the institution of any steps by Parent and its Subsidiaries or any ERISA Affiliate to withdraw from any Pension Plan which could result in material liability to a Loan Party, (v) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under Section 303(k) of ERISA, (vi) the taking of any action with respect to a Pension Plan which could result in the requirement that a Loan Party furnish a bond or other security to the PBGC or such Pension Plan, (vii) any material increase in the contingent liability of a Loan Party with respect to any post retirement Welfare Plan benefits, (viii) any and all claims, actions, or lawsuits (other than claims for benefits in the ordinary course) asserted or instituted, and of any threatened litigation or claims (other than claims for benefits in the ordinary course), against a Loan Party or against any ERISA Affiliate in connection with any Plan maintained, at any time, by a Loan Party or such ERISA Affiliate, or to which a Loan Party or such ERISA Affiliate has or had at any time any obligation to contribute, or/and against any such Plan itself, or against any fiduciary of or service provided to any such Plan, or (ix) the occurrence of any event with respect to any Plan which would result in Parent or any of its Subsidiaries incurring any material liability, fine or penalty.

(b)        Copies of ERISA Information. Upon Agent~~'~~’s reasonable request (or in the case of clause (vi) below, upon any Borrower receiving or possessing such documents or information), each of the following shall be delivered by Borrowers to the Agent: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of a Loan Party or any of its ERISA Affiliates; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan; (iii) for the three most recent plan years, Annual Reports on Form 5500 Series requires to be filed with any governmental agency for each Plan; (iv) all actuarial reports prepared for the last three plan years for each Pension Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by a Loan Party or any ERISA Affiliate to each such Multiemployer Plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to a Loan Party or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and (vii) the aggregate amount of the most recent annual payments made to former employees of a Loan Party or any ERISA Affiliate under any retiree Welfare Plan.

5.17       Establishment of Escrow Account.  For the purpose of making the Restricted Junior Payments set forth in clause (k) of Section 6.9, repayments of the Existing Credit Facilities and fees and expenses in connection therewith (such payments, the “Post-Closing Preferred Payments”), (a) establish an escrow account (the “Preferred Payment Escrow Account”) from which such Post-Closing Preferred Payments on or prior to July 31, 2013 shall be made, (b) maintain the balance of the Preferred Payment Escrow Account at all times less than $70,000,000, and (c) cause the closure of the Preferred Payment Escrow Account on or prior to July 31, 2013 and immediate transfer of all amounts in the Preferred Payment Escrow Account at such time to a Deposit Account subject to Agent’s first priority Lien.

6.       NEGATIVE COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties will not and will not permit any of their Subsidiaries to do any of the following:

6.1       Indebtedness.  Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2       Liens.  Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3       Restrictions on Fundamental Changes.

(a)       Other than in order to consummate a Permitted Acquisition, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock other than mergers, consolidations and reorganizations (i) between Loan Parties, (ii) between any Loan Party and any of its

Subsidiaries, and (iii) between non-Loan Parties, provided that, in the case of clause (ii), (y) such Loan Party is the surviving entity of such merger, consolidation or reorganization, and (z) the Accounts of such Subsidiary shall not be Eligible Accounts until such time as the Agent and the Lenders shall have completed an audit of such Accounts and such other due diligence reasonably requested by the Agent, in a manner and with results reasonably satisfactory to the Agent,

(b)       Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of Parent with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than Parent) or any of Borrowers’ wholly-owned Subsidiaries so long as all of the assets (including any interest in any Stock) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of Parent that is not a Loan Party (other than any such Subsidiary the Stock of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Loan Party or another non-Loan Party, in each case, that is not liquidating or dissolving, or

(c)        Suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with the transactions permitted pursuant to Section 6.4.

6.4       Disposal of Assets.   Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.11, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or, unless the effectiveness of such agreement is conditioned upon consent thereto by the Required Lenders or the payment in full of the Obligations, enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any assets of Parent’s or its Subsidiaries.

6.5       Change Name.  Change its or any of its Subsidiaries’ name, organizational identification number, state of organization, or organizational identity; provided, however, that Parent or its Subsidiaries may change its name upon at least 10 days prior written notice to Agent of such change.

6.6       Nature of Business.  Make any change in the nature of its or their business as described in Schedule 6.6 or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, however, that the foregoing shall not prevent Parent and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.

6.7       Prepayments and Amendments.

(a)        Except (x) in connection with Refinancing Indebtedness permitted by Section 6.1 or (y) for any prepayments or payments so long as the Additional Basket Conditions are met,

(i)       optionally prepay, redeem, defease, purchase or otherwise acquire any Indebtedness of Parent and its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) Refinancing Indebtedness in respect of the ~~Note~~Notes Obligations and/or the 2017 Notes Obligations (in each case, including the defeasance thereof), (D) offers to purchase the 2017 Notes in connection with asset sales pursuant to Section 3.9 of the 2017 Notes Indenture, (E) the Transactions, (F) prepayments of Permitted Preferred Stock with the proceeds of Permitted Preferred Stock so long as the prepayments are substantially contemporaneous with the accompanying sale, (G) Refinancing Indebtedness in respect of ~~the~~ Permitted MSD Indebtedness, (H) Refinancing Indebtedness in respect of the Permitted Additional Term Indebtedness, (I) prepayments or payments of Permitted MSD Indebtedness and/or the Permitted Additional Term Indebtedness, in each case subject to the ABL Intercreditor Agreement, and so long as before and after giving effect to such payment or prepayment (1) no Event of Default has occurred and is continuing and (2) Availability shall be no less than 30% of the Maximum Revolver Amount, (J) prepayments of Permitted MSD Indebtedness or the Permitted Additional Term Indebtedness, in each case subject to the ABL Intercreditor Agreement, with proceeds from asset sales pursuant to Section 2.9(d)(ii) of the MSD Credit Agreement (as defined in the ABL Intercreditor Agreement) or Section 2.4(d)(ii) of the Solus Credit Agreement (as defined in the ABL Intercreditor Agreement) so long as:  (x) promptly but in any event no later than the date that is 10 Business Days prior to any disposition the proceeds of which will be used for any such payment or prepayment, Administrative Borrower delivers written notice to Agent listing the assets to be disposed of, the sale price of the same, and the scheduled date of such disposition, and (y) promptly but in any event, no later than the date that is 5 Business Days prior to such payment or prepayment, Administrative Borrower delivers to Agent a Borrowing Base Certificate demonstrating that immediately after giving effect to the applicable disposition of assets, no Overadvance will exist, (K) so long as no Event of Default exists at the time of payment or prepayment, substantially contemporaneous exchange of Permitted MSD Indebtedness and/or the Permitted Additional Term Indebtedness for Stock of Parent (or the direct or indirect parent of Parent) or prepayments or payments of Permitted MSD Indebtedness and/or the Permitted Additional Term Indebtedness with the proceeds of the issuance of Stock of Parent (or the direct or indirect parent of Parent) to any Person (other than Parent or any of its Subsidiaries) so long as the prepayments or payments are substantially contemporaneous with the accompanying issuance and (L) the purchase, redemption, defeasance, repurchase, exchange, retirement or cancellation of the Notes with, among other consideration (but in any event no consideration derived from any Loan), the proceeds of the 2017 Notes, so long as before and after giving effect to such purchase, redemption, defeasance, repurchase, exchange, retirement or cancellation, no Event of Default has occurred and is continuing, or

(ii)        make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or

(b)       Directly or indirectly, amend, modify, or change any of the terms or provisions of

(i)        any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) Indebtedness permitted under clauses (c), (d), (e), (f), (g), (h), and (i) of the definition of Permitted Indebtedness, and (D) the 2017 Notes Obligations, any Permitted MSD Indebtedness, or the Permitted Additional Term Indebtedness, except to the extent any such amendment, modification, or change referenced in this clause (D) is not prohibited by the terms of the Intercreditor Agreement or the ABL Intercreditor Agreement, as applicable,

(ii)       any Material Contract except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of the Lenders, or

(iii)       the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.

6.8       Change of Control.  Cause, permit, or suffer, directly or indirectly, any Change of Control.

6.9       Restricted Junior Payments.  Make any Restricted Junior Payment; provided, however, that, so long as it is permitted by law,

(a)       so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Parent (i) may make distributions to current or former employees, officers, or directors of Parent (or any spouses, ex-spouses, trusts or estates of any of the foregoing) on account of redemptions, purchase, retirement or other acquisition for value of Stock of Parent held by such Persons and (ii) may make payments in respect of Indebtedness permitted under clause (r) of the definition of Permitted Indebtedness, so long as either (A)(1) the aggregate amount of such redemptions, purchases, retirement, other acquisitions for value, or payments made by Parent since the Closing Date does not exceed $2,000,000 in the aggregate or $500,000 in any 12 month period and (2) any such redemptions, purchases, retirement, other acquisitions for value, or payments since the Closing Date in excess of $500,000 in the aggregate shall only be made if Excess Availability is at least $7,500,000 immediately thereafter or (B) otherwise the Additional Basket Conditions are met,

(b)       Parent may make distributions to current or former employees, officers, or directors of Parent (or any spouses, ex-spouses, trusts or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Parent on account of repurchases of the Stock of Parent held by such Persons; provided that such Indebtedness was incurred by such Persons solely to acquire Stock of Parent,

(c)       [Reserved],

(d)       so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom and the Additional Basket Conditions are met, Parent may make distributions or payments (including payments in respect of Permitted Preferred Stock),

(e)       Parent’s Subsidiaries may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to make payments, to the extent that such payments are required in the ordinary course of business and relate directly to Parent and its Subsidiaries, or to services provided for or on behalf of Parent and its Subsidiaries, in each case that are required to be paid in cash, when due of (i) corporate franchise fees and taxes actually owed by Parent, (ii) legal and accounting and other professional fees and expenses actually incurred by Parent, (iii) costs incurred to comply with Parent’s reporting obligations under federal or state laws or as required to comply with the Note Documents, the 2017 Notes Documents, the documentation relating to Permitted MSD Indebtedness, the documentation relating to the Permitted Additional Term Indebtedness or the Loan Documents, (iv) other customary corporate overhead expenses and other operations conducted by Parent, in each case, in the ordinary course of business, and (v) purchase consideration with respect to a Permitted Acquisition;

(f)       so long as Parent is permitted to make the payments permitted by this Section 6.9, Parent’s Subsidiaries may make dividends or distributions to Parent for the purpose of permitting Parent to make such payments and Parent agrees to use the proceeds of such dividends or distributions solely for such purpose;

(g)       the payment of any dividend or other distribution on, or the consummation of any irrevocable redemption of, Stock in Parent or any Subsidiary within 60 days after declaration or setting the record date for redemption thereof, as applicable, if at such date such payment would not have been prohibited by the provisions of this Section 6.9;

(h)       the retirement of any Stock of Parent by conversion into, or by or in exchange for, Stock (other than Prohibited Preferred Stock), or out of net cash proceeds of the sale (other than to a Subsidiary of the Parent) of Stock (other than Prohibited Preferred Stock) of the Parent occurring within 60 days prior to such retirement, or the making of other Restricted Junior Payments out of the net cash proceeds of the sale (other than to a Subsidiary of the Parent) of Stock (other than Prohibited Preferred Stock) of the Parent occurring within 60 days prior to such Restricted Junior Payment;

(i)       repurchase of Stock of Parent deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Stock represents a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities or repurchase of such Stock to the extent the proceeds of such repurchase are used to pay taxes incurred by the holder thereof as a result of the issuance or grant thereof;

(j)       cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Stock of Parent or a Subsidiary thereof;

(k)        the declaration and payment of dividends on or the repurchase or redemption of (i) Parent’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock until consummation of the Transactions so long as such payment, repurchase, or redemption occurs prior to July 31, 2013 and to (ii) up to $10,000,000 stated value of the Parent’s Series B Preferred Stock not repurchased or redeemed in the Transactions, in each case in respect of clauses (i) and (ii) above, (A) in accordance with the certificates of designation governing the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (in each case as in effect as of the Closing Date), (B) so long as no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof, and (C) solely with respect to clause (ii) above, so long as Availability is at least 10% of the Maximum Revolver Amount immediately following such payment, repurchase, or redemption;

(l)       subject to the conditions set forth in clause (k) above for such payments, repurchases or redemptions, the consummation of the Transactions; ~~and~~

(m)       Parent’s Subsidiaries may make cash distributions to Parent, and Parent may make cash distributions to Jack Cooper Enterprises, Inc., in each case, solely with the proceeds of the Loans (as defined in the Credit Agreement for the Additional Term Facility) for the sole purpose of, within 120 days of the effectiveness of the Credit Agreement for the Additional Term Facility and funding thereunder, purchasing, repurchasing, exchanging, retiring or canceling the PIK Notes and paying related fees and expenses, in each case to the extent permitted pursuant to the terms of the Credit Agreement for the Additional Term Facility (as in effect as of the Fourth Amendment Effective Date, after giving effect to the amendments, waivers, consents or modifications thereunder to the extent permitted pursuant to the ABL Intercreditor Agreement)~~.~~  ; and

(n)Parent’s Subsidiaries may make cash distributions to Parent, and Parent may make cash distributions to Jack Cooper Enterprises, Inc., in each case, solely with the proceeds of the 2017 Notes for the sole purpose of, substantially contemporaneously with the effectiveness of the 2017 Notes Indenture and the issuance of the 2017 Notes, purchasing, repurchasing, exchanging, retiring or canceling the PIK Notes and paying related fees and expenses.

6.10       Accounting Methods.  Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

6.11       Investments; Controlled Investments.

(a)       Except for Permitted Investments, directly or indirectly, make or acquire any Investment.

(b)       Other than (i) an aggregate amount of not more than $250,000 at any one time, in the case of Parent and the other Loan Parties, (ii) Excluded Deposit Accounts, (iii) amounts on deposit securing any Liens permitted under clauses (h), (i), (j), (q), (x), (y), (z), (aa), (bb), and (cc) of the definition of Permitted Liens,  and (iv) controlled disbursement accounts that do not maintain cash balances, zero balance accounts and local terminal accounts which do not receive deposits, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts, in each case, of the Loan Parties, unless Parent or the applicable Loan Party and the applicable bank or securities intermediary have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent’s Liens in such Permitted Investments. Except as otherwise provided in this Section 6.11(b), neither Parent nor the other Loan Parties shall establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

6.12       Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Parent or any of Subsidiary of Parent except for:

(a)       transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Parent or its Subsidiaries, on the one hand, and any Affiliate of Parent or such Subsidiary, on the other hand, so long as such transactions (i) are fully disclosed to Agent prior to the consummation thereof, if they involve one or more payments by Parent or such Subsidiary in excess of $500,000 for any single transaction or series of related transactions, and (ii) are no less favorable, taken as a whole, to Parent or such Subsidiary, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,

(b)       so long as it has been approved by Parent’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers), officers, employees and agents of Parent or such Subsidiary,

(c)       so long as it has been approved by Parent’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, the payment (and any agreement, plan or arrangement relating thereto) of reasonable compensation (including bonuses), severance, or employee benefit arrangements (including retirement, health, option, deferred compensation and other benefit plans) to employees, officers, and directors of Parent and its Subsidiaries in the ordinary course of business,

(d)       loans and advances to employees, directors, officers and consultants in the ordinary course of business in an aggregate principal amount not to exceed $500,000 at any time outstanding,

(e)       transactions entered into solely between Loan Parties,

(f)       any agreement or arrangement described on Schedule 6.12 and any amendment, modification, extension or replacement of such agreement or arrangement so long as such amendment, modification, extension or replacement (x) is not less favorable in any material respect to Parent or any Subsidiary, taken as a whole, as the original agreement as in effect on the Closing Date as determined in good faith by such Person’s board of directors (or comparable governing body) in accordance with applicable law or (y) is an amendment, modification, extension or replacement of any agreement or arrangement for payments of a type described in clause (c) above made in the ordinary course of business and has been approved by the applicable Parent or Subsidiary’s board of directors,

(g)       transactions permitted by Section 6.3, Section 6.9, Section 6.11, or Section 6.14 or any Permitted Intercompany Advance,

(h)       the existence of, or the performance by Parent or any of its Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided,  however, that the existence of, or the performance by Parent or any of its Subsidiaries of obligations under, any future amendment to any such existing agreement or any similar agreement entered into after the Closing Date shall only be permitted by this clause (h) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect to the Lenders when taken as a whole as compared to the original agreement in effect on the Closing Date,

(i)       any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into Parent or its Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto so long as such amendment, extension or modification is not more disadvantageous to the Lenders in any material respect, and

(j)       the Transactions and the payment of all fees and expenses related thereto.

6.13       Use of Proceeds.  Use the proceeds of any loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Facilities, (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement and the Transactions, the other Loan Documents, and the transactions contemplated hereby and thereby, and (iii) to consummate the Transactions, and (b) thereafter, consistent with the terms and conditions hereof (including to consummate the Transactions not occurring on the Closing Date), for their lawful and permitted purposes (including that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve).

6.14       Limitation on Issuance of Stock.  Issue or sell or enter into any agreement or arrangement for the issuance and sale of any of its Stock, except that (a) Parent may issue or sell its common stock or Permitted Preferred Stock and (b) any Subsidiary of Parent may issue common Stock or Preferred Stock so long as such common Stock or Preferred Stock is issued to, and remains held by, a Loan Party.

~~6.15[Reserved].~~

6.15~~6.16~~ [Reserved].

6.16 [Reserved].

6.17       Inventory and Equipment with Bailees.  Store the Inventory or Equipment (other than Vehicles or Equipment out for repair, and any parts to be used for such repairs of Parent or its Subsidiaries) at any time now or hereafter with a bailee, warehouseman, or similar party, unless, if the net book value of such Collateral located at such third party location exceeds $500,000, the third party has been notified of Agent’s security interest and (a) the Loan Parties have used commercially reasonable efforts to provide Agent with an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Agent’s benefit or (b) Agent is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment.

6.18       ERISA.  Except for (x) the matters described on Schedule 4.31 and (y) any other conditions, events or transactions that collectively could not reasonably be expected to result in a liability to any Loan Party of any ERISA Affiliate in excess of $3,000,000 in the aggregate for the term of this Agreement: (a) allow or cause or permit any ERISA Affiliate to allow any condition to exist in connection with any Pension Plan subject to Title IV of ERISA which could reasonably be expected to constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan; and (b) neither Parent nor any Subsidiary shall engage in, or permit to exist or occur, or permit any ERISA Affiliate to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in a Loan Party or any ERISA Affiliate incurring any liability, fine or penalty.

6.19~~6.19~~ 2017 Notes Indenture Debt Incurrence Compliance.  Cause or permit any failure to comply with Section 4.9 of the 2017 Notes Indenture.

7.       FINANCIAL COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Parent will comply with each of the following financial covenants:

(a)       Fixed Charge Coverage Ratio.  Have a Fixed Charge Coverage Ratio measured on a month end basis, of at least 1.10:1.00 for the 12 month period ending on the first full month ended immediately prior to the date on which any Financial Covenant Period commences and for the 12 month period ending on the last day of each month thereafter during a Financial Covenant Period.

(b)       [Reserved].

8.       EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1       Payments.   If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, (b) all or any portion of the principal of the Obligations, or (c) any amount payable to the Issuing Lender in reimbursement of any drawing under a Letter of Credit;

8.2       Covenants.  If any Loan Party or any of its Subsidiaries:

(a)       fails to perform or observe any covenant or other agreement contained in any of (i)  Sections 3.6,  5.1,  5.2,  5.3 (solely if any Borrower is not in good standing in its jurisdiction of organization), 5.6,  5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents to visit such Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss such Borrower’s affairs, finances, and accounts with officers and employees of such Borrower), 5.10,  5.11,  5.13,  5.14, or 5.15 of this Agreement, (ii) Sections 6.1 through 6.16 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 6 of the Security Agreement;

(b)       fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if any Borrower is not in good standing in its jurisdiction of organization), 5.4, 5.5, 5.8, and 5.12 of this Agreement and such failure continues for a period of 10 days after the earlier of (i) the date on which such failure shall first become known to any senior officer of any Borrower or (ii) the date on which written notice thereof is given to Administrative Borrower by Agent; or

(c)       fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any senior officer of any Borrower or (ii) the date on which written notice thereof is given to Administrative Borrower by Agent;

8.3       Judgments.  If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $5,000,000, or more (except to the extent covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against Parent or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

8.4       Voluntary Bankruptcy, etc.  If an Insolvency Proceeding is commenced by Parent or any of its Subsidiaries;

8.5       Involuntary Bankruptcy, etc.   If an Insolvency Proceeding is commenced against Parent or any of its Subsidiaries and any of the following events occur: (a) Parent or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Parent or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;

8.6       Restraint of Business.  If Parent or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of the Loan Parties, taken as a whole;

8.7       Default Under Other Agreements.   If there is (a) an Event of Default as defined in the 2017 Notes Documents; (b) a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $5,000,000 or more, and such default (after giving effect to any grace period therefor) (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder; (c) an event of default (after giving effect to any grace period therefor) in or an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Subsidiaries is a party; (d) a default under the Permitted MSD Indebtedness if such default (after giving effect to any grace period therefor) (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the lenders thereunder, irrespective of whether exercised, to accelerate the maturity of the Loan Parties’ obligations thereunder; or (e) a default under the Permitted Additional Term Indebtedness if such default (after giving effect to any grace period therefor) (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the lenders thereunder, irrespective of whether exercised, to accelerate the maturity of the Loan Parties’ obligations thereunder;

8.8       Representations, etc..  If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document (other than projections and other forward-looking information, forward-looking pro formas, and general industry and economic information) proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

8.9       Guaranty.   If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement);

8.10       Security Documents.   If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens which are permitted to be prior pursuant to the terms of any applicable Loan Document, first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, (b) with respect to Collateral the aggregate value of which, for all such Collateral, does not exceed at any time, $250,000, or (c) as the result of an action or failure to act on the part of Agent; or

8.11       Loan Documents.  The validity or enforceability of any Loan Document shall at any time for any reason  (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document.

8.12       ERISA.  Excluding the matters disclosed on Schedule 4.31, (a) the institution by the PBGC, a Loan Party, or any ERISA Affiliate of steps to terminate a Plan or to organize, withdraw from or terminate from a Multiemployer Plan or (b) a contribution failure occurs with respect to any Plan sufficient to give rise to a lien under Section 303(k) of ERISA; or (c) the assets of a Loan Party or any ERISA Affiliate are encumbered as a result of security provided to a Plan pursuant to Section 412 of the IRC or Section 306 of ERISA in connection with a request for a minimum funding waiver or extension of the amortization period, or pursuant to Section 401(a)(29) of the IRC or Section 307 of ERISA as a result of a Pension Plan amendment; or (d) a Loan Party or an ERISA Affiliate fails to pay a PBGC premium with respect to a Pension Plan subject to Title IV of ERISA when due and it remains unpaid for more than 30 days thereafter; or (e) the occurrence of a Prohibited Transaction or Reportable Event with respect to a Plan; or (f) a Loan Party or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; provided,  however, that the events listed in clauses (a) through (f) shall not constitute an Event of Default unless, individually or in the aggregate, the occurrence thereof could reasonably be expected to result in a Material Adverse Change.

9.       RIGHTS AND REMEDIES.

9.1     Rights and Remedies.  Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Administrative Borrower), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a)        (i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and (ii) direct Borrowers to provide (and Borrowers agree that upon receipt of such notice Borrowers will provide) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit;

(b)       declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Lender hereunder to make Advances, (ii) the obligation of the Swing Lender to make Swing Loans, and (iii) the obligation of the Issuing Lender to issue Letters of Credit; and

(c)       exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents or applicable law.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to any Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrowers shall automatically be obligated to repay all of such Obligations in full (including Borrowers being obligated to provide (and Borrowers agree that they will provide) (1) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit and (2) Bank Product Collateralization to be held as security for Borrowers’ or their Subsidiaries’ obligations in respect of outstanding Bank Products), without presentment, demand, protest, or notice of any kind, all of which are expressly waived by each Borrower.

9.2       Remedies Cumulative.  The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative.  The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver.  No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.       WAIVERS; INDEMNIFICATION.

10.1     Demand; Protest; etc.  Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which such Borrower may in any way be liable.

10.2      The Lender Group’s Liability for Collateral.  Each Borrower hereby agrees that:  (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for:  (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

10.3      Indemnification.   Borrowers shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all documented and reasonable fees and out-of-pocket disbursements of attorneys of outside counsel, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrowers shall not be liable for costs and expenses (including attorneys fees) of any Lender (other than WFCF so long as it remains Agent) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent’s and their Subsidiaries’ compliance with the terms of the Loan Documents (provided, however, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall be governed by Section 16), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans or issuance of any Letters of Credit hereunder, or the use of the proceeds of the Loans or the Letters of Credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any Properties or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such Properties (each and all of the foregoing, the “Indemnified Liabilities”).  The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents.  This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which any Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto.  WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11.        NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile.  In the case of notices or demands to Borrowers or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Borrowers:	JACK COOPER HOLDINGS CORP.
1100 Walnut Street, Suite 2400
Kansas City, MO 64106
Attn: Chief Executive Officer
Fax No. 816.983.5000

with copies to:	JACK COOPER HOLDINGS CORP.
630 Kennesaw Due West Road
Kennesaw, GA 60152
Attn: Legal Department
Email: tciupitu@jackcooper.com

If to Agent:	prior to September 9, 2013:

WELLS FARGO CAPITAL FINANCE, LLC
150 S. Wacker Drive, Suite 2200
Chicago, IL 60606
Attn: Scott Collins, Vice President
Fax No.: 312.332.0424

on and after September 9, 2013:

WELLS FARGO CAPITAL FINANCE, LLC
10 S. Wacker Drive, 13th Floor
Chicago, IL 60606
Attn: Scott Collins, Vice President
Fax No.: 312.332.0424

with copies to:	BUCHALTER ~~NEMER~~ , a Professional Corporation
1000 Wilshire Boulevard, 15th Floor
Los Angeles, California 90017
Attn: Robert J. Davidson, Esq.
Fax No.: 213.630.5692

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.  All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

If any notice, disclosure or report is required to be delivered pursuant to the terms of this Agreement or any other Loan Document on a day that is not a Business Day, such notice, disclosure or report shall be deemed to have been required to be delivered on the immediately following Business Day.

12.       CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.

(a)       THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

(b)       THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED,  HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c)       TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE  OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”).  EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)       EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES AND THE STATE OF CALIFORNIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e)       NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST THE AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

(f)       IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN CLAUSE (C) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(i)       WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1.  THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE.  VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

(ii)       THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS).  THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A

REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii)       UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE.  IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN 10 DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B).  THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW.  PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

(iv)       EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING.  ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT.  THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(v)       THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES.  THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.

(vi)      THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW.  THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT.  THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.  THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT.  THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

(vii)      THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.  AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

13.         ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1       Assignments and Participations.

(a)       With the prior written consent of Agent, which consent of Agent shall not be unreasonably withheld, delayed or conditioned, and shall not be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender, any Lender may assign and delegate to one or more assignees (each, an “Assignee”; provided, however, that no Loan Party or Affiliate of a Loan Party shall be permitted to become an Assignee) that are Eligible Transferees all or any portion of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided,  however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by Agent, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500.

(b)       From and after the date that Agent notifies the assigning Lender (with a copy to Borrowers) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided,  however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

(c)       By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)       Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom.  The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e)       (i) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.  The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections of Parent or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations.  No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(i)         ~~(ii)~~         Each Participant shall be entitled to additional payments from the Borrowers pursuant to Section 16.1 as if such Participant were a Lender (and subject to the requirements and limitations imposed on such Lender with respect to such additional payments) if such Participant is treated as the beneficial owner for U.S. income Tax purposes (or other applicable Tax purposes) of the portion of the Loan with respect to which a participation is made.  Each Originating Lender shall be entitled to continue receiving additional payments from the Borrowers pursuant to Section 16.1 with respect to any Loan notwithstanding the fact that such Originating Lender has assigned a participation in such Loan to a Participant if such Originating Lender is treated as the beneficial owner for U.S. income Tax purposes (and other applicable Tax purposes) of the portion of the Loan with respect to which a participation is made.

(ii)        ~~(iii)~~       Each Originating Lender shall maintain, as a non-fiduciary agent of the Borrowers, a register (the “Participant Register”) as to the participations granted and transferred under Section 13.1(e)(i) containing the same information specified in Section 2.3(f) on the Register as if the each Participant were a Lender.  Notwithstanding anything in the Agreement to the contrary, any participation made pursuant to Section 13.1(e)(i)  shall be effective only upon appropriate entries with respect thereto being made in the Participant Register.  This Section 13.1(e)(iii) shall be construed so that the Loans are at all times maintained in “registered form” within the meanings of Sections 163(f),  871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any successor provisions).

(f)       In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Parent and its Subsidiaries and their respective businesses.

(g)      Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(h)      Any other provision in this Agreement notwithstanding, unless an Event of Default has occurred or is continuing, without the written consent of the Parent in its sole discretion, neither Allied System Holdings, Inc., The ComVest Group, ComVest Investment Partners III, LP, Spectrum, Black Diamond, Yucaipa nor any of their Affiliates shall be permitted to become an Assignee or a Participant hereunder.

13.2       Successors.  This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio.  No consent to assignment by the Lenders shall release any Borrower from its Obligations.  A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1 and subject to such assignment being recorded in the Register, no consent or approval by any Borrower is required in connection with any such assignment.

14.         AMENDMENTS; WAIVERS.

14.1       Amendments and Waivers.

(a)       Except as set forth in Section 2.14, no amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:

(i)       increase the amount of or extend the expiration date of any Commitment of any Lender or amend, modify, or eliminate the last sentence of Section 2.4(c)(i),

(ii)      postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii)     reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),

(iv)     amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(v)      other than as permitted by Section 15.11, release Agent’s Lien in and to any of the Collateral,

(vi)     amend, modify, or eliminate the definition of “Required Lenders” or “Pro Rata Share”,

(vii)    except as contemplated by the Intercreditor Agreement, contractually subordinate any of Agent’s Liens,

(viii)   other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,

(ix)     amend, modify, or eliminate any of the provisions of Section 2.4(b)(i) or (ii),

(x)      amend, modify, or eliminate any of the provisions of Section 13.1(a) to permit a Loan Party or an Affiliate of a Loan Party to be permitted to become an Assignee, or

(xi)      amend, modify, or eliminate the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts and Eligible Vehicles) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Borrowing Base Amount, but not otherwise, or, except as contemplated by Section 2.14,  the definition of Maximum Revolver Amount, or change Section 2.1(c).

(b)       No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders), and (ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders,

(c)       No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Lender, or any other rights or duties of Issuing Lender under this Agreement or the other Loan Documents, without the written consent of Issuing Lender, Agent, Borrowers, and the Required Lenders,

(d)       No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Agent, Borrowers, and the Required Lenders,

(e)       Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Borrower, shall not require consent by or the agreement of any Loan Party, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender.

14.2       Replacement of Certain Lenders.

(a)       If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers or Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Holdout Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Holdout Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder.  Such notice to replace the Holdout Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b)       Prior to the effective date of such replacement, the Holdout Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, and (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit).  If the Holdout Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Holdout Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Holdout Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance.  The replacement of any Holdout Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1.  Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Holdout Lender or Tax Lender, as applicable, shall remain obligated to make the Holdout Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit.

14.3       No Waivers; Cumulative Remedies.  No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof.  No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by each Borrower of any provision of this Agreement.  Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15.         AGENT; THE LENDER GROUP.

15.1       Appointment and Authorization of Agent.  Each Lender hereby designates and appoints WFCF as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15.  Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.  Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties.  Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral.  Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect:  (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the

Obligations, the Collateral, the Collections of Parent and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Parent and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Parent and its Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Parent or its Subsidiaries, the Obligations, the Collateral, the Collections of Parent and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2       Delegation of Duties.  Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3       Liability of Agent.  None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by Parent or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Parent or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Parent or its Subsidiaries.

15.4       Reliance by Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent.  Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable.  If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).

15.5       Notice of Default or Event of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.”  Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge.  If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default.  Each Lender shall be solely responsible for giving any notices to its Participants, if any.  Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9;  provided,  however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6       Credit Decision.  Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Parent and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider).  Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers.  Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document.  Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.  Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).

15.7       Costs and Expenses; Indemnification.  Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise.  Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Parent and its Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers).  In the event Agent is not reimbursed for such costs and expenses by Parent or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof.  Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so to the extent required hereunder) from and against any and all Indemnified Liabilities; provided,  however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder.  Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers.  The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.8       Agent in Individual Capacity.  WFCF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though WFCF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group.  The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, WFCF or its Affiliates may receive information regarding Parent or Subsidiaries or Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them.  The terms “Lender” and “Lenders” include WFCF in its individual capacity.

15.9       Successor Agent.  Agent may resign as Agent upon 30 days (10 days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Administrative Borrower (unless such notice is waived by Borrowers) and without any notice to the Bank Product Providers.  If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Administrative Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers).  If, at the time that Agent’s resignation is effective, it is acting as the Issuing Lender or the Swing Lender, such resignation shall also operate to effectuate its resignation as the Issuing Lender or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, to cause the Underlying Issuer to issue Letters of Credit, or to make Swing Loans.  If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and with

(so long as no Event of Default has occurred and is continuing) the consent of Administrative Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), a successor Agent.  If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned).  In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.  If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10       Lender in Individual Capacity.  Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers).  The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Parent or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11       Collateral Matters.

(a)       The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower or its Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Borrower or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.11.  The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to (a) consent to, credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy.  In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders and the Bank Product Providers (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration.  Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers).  Upon request by Agent or Borrowers at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11;  provided,  however, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrowers in respect of) any and all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  Each Lender further hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted Purchase Money Indebtedness or the 2017 Notes Obligations.  In connection with any termination or release that is authorized pursuant to this Section 15.11, Agent shall promptly (i) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release and (ii) deliver to the Loan Parties any portion of such Collateral so released that is in the possession of Agent.

(b)       Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) (i) to verify or assure that the Collateral exists or is owned by Parent or its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise expressly provided herein.

(c)       This Section 15.11 shall be subject in all respects to the provisions of the Intercreditor Agreement.

15.12       Restrictions on Actions by Lenders; Sharing of Payments.

(a)       Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Parent or its Subsidiaries or any deposit accounts of Parent or its Subsidiaries now or hereafter maintained with such Lender.  Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)       If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent (other than with respect to amendment, waiver or consent fees or fees in connection with Section 2.14) in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided,  however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13       Agency for Perfection.  Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control.  Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.14       Payments by Agent to the Lenders.  All payments to be made by Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent.  Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15       Concerning the Collateral and Related Loan Documents.  Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents.  Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).

15.16       Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information.  By becoming a party to this Agreement, each Lender:

(a)       is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report respecting Parent or its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(b)       expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c)       expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Parent and its Subsidiaries and will rely significantly upon Parent’s and its Subsidiaries’ books and records, as well as on representations of each Borrower’s personnel,

(d)       agrees to keep all Reports and other material, non-public information regarding Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

(e)       without limiting the generality of any other indemnification provision contained in this Agreement, agrees:  (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing:  (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Parent or any Subsidiary of Parent to Agent that has not been contemporaneously provided by Parent or its Subsidiaries to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Parent or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of such Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Parent or its Subsidiaries, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to any Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.17       Several Obligations; No Liability.  Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments.  Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender.  Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender.  Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group.  No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.

16.       WITHHOLDING TAXES.

16.1     Payments~~16.1~~  . All payments made by any Borrower hereunder or under any other Loan Document will be made without setoff, counterclaim, or other defense.  In addition, except as otherwise provided in this Section 16.1, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, (a) if such Taxes are Indemnified Taxes, the sum payable to Lenders shall be increased as may be necessary so that after making all required deductions or withholding for Indemnified Taxes, Lenders receive an amount equal to the sum they would have received had no such deductions or withholding been made, provided that Borrowers shall not be required to increase any such amounts payable to Lenders if the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction); (b) if such Taxes are Excluded Taxes, the sum payable to Lenders shall not be increased, (c) Borrowers shall make such deductions or withholding and the amount deducted or withheld shall be treated as paid to the relevant Lender for all purposes under this Agreement and the other Loan Documents, and (d) Borrowers will furnish to Agent as promptly as possible after the date the payment of any such Indemnified Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrowers.  Borrowers agree to pay any present or future stamp, value added or documentary Taxes or any other excise or property Taxes that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document.  For the purposes of this Section 16, the term “Lender ” shall include a Participant.  This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

16.2       Exemptions.

(a)       If a Lender is entitled to claim an exemption or reduction from United States withholding Tax, such Lender agrees with and in favor of Agent, to deliver to Agent and the Borrowers one of the following before receiving its first payment under this Agreement:

(i)       if such Lender is entitled to claim an exemption from United States withholding Tax pursuant to the portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN or Form W-8IMY (with proper attachments);

(ii)       if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding Tax under a United States Tax treaty, a properly completed and executed copy of IRS Form W-8BEN;

(iii)       if such Lender or Participant is entitled  to claim that interest paid under this Agreement is exempt from United States withholding Tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv)       if such Lender is entitled to claim that interest paid under this Agreement is exempt from United States withholding Tax because such Lender serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or

(v)       a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding Tax.

(b)       Each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and shall promptly notify Agent and the Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(c)       If a Lender claims an exemption from withholding Tax in a jurisdiction other than the United States, such Lender agrees with and in favor of Agent, to deliver to Agent any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding Tax before receiving its first payment under this Agreement, but only if such Lender is legally able to deliver such forms, provided,  however, that nothing in this Section 16.2(c) shall require a Lender to disclose any information that it deems to be confidential (including without limitation, its Tax returns).  Each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and the Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d)       If a Lender claims exemption from, or reduction of, withholding Tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent and Borrowers of  the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender.  To the extent of such percentage amount, Agent will treat such Lender’s documentation provided pursuant to Section 16.2(a) or 16.2(c) as no longer valid.  With respect to such percentage amount, such Participant or Assignee shall provide documentation, pursuant to Section 16.2(a) or 16.2(c), if applicable.  Each Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

16.3       Reductions.

(a)       If a Lender or a Participant is subject to an applicable withholding Tax, Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding Tax.  If the forms or other documentation required by Section 16.2(a) or 16.2(c) are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding Tax.

(b)       If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold Tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as Tax or otherwise, including penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys fees and expenses).  The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

16.4       Refunds.  If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes to which Borrowers have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrowers (but only to the extent of payments made, or additional amounts paid, by Borrowers under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that Borrowers, upon the request of Agent or such Lender, agree to repay the amount paid over to Borrowers (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its Tax returns (or any other information which it deems confidential) to any Borrower or any other Person.

16.5      ~~16.5~~      Excluded Taxes.  For the avoidance of doubt, no Borrower shall be required to pay any additional amount under this Agreement or under any other Loan Document with respect to Taxes if such Taxes are Excluded Taxes.

17.        GENERAL PROVISIONS.

17.1      Effectiveness.  This Agreement shall be binding and deemed effective when executed by each Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2       Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3       Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Borrower, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4       Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5       Bank Product Providers.  Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting; provided that no provision of any Loan Document shall be construed to give any Bank Product Provider a right to consent to any amendment, modification or waiver or action contemplated by any Loan Document.  Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not.  In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution.  Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the relevant Bank Product Provider.  In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the relevant Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof).  Any Borrower may obtain Bank Products from any Bank Product Provider, although no Borrower is required to do so.  Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

17.6       Debtor-Creditor Relationship.  The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor.  No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7       Counterparts; Electronic Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8       Revival and Reinstatement of Obligations.  If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made.  If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability.

17.9       Confidentiality.

(a)       Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Parent and its Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except:  (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Administrative Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as, in Agent’s or such Lender’s reasonable judgment, as applicable, may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as, in Agent’s or such Lender’s reasonable judgment, as applicable, may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation  or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b)       Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of Borrowers and Loan Parties and the Total Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of the Agent.

17.10       Lender Group Expenses.  Borrowers agree to pay any and all Lender Group Expenses on the earlier of (a) the first day of each month or (b) the date on which demand therefor is made by Agent and agrees that its obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations.

17.11       Survival.  All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, the Issuing Lender, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under this Agreement is ~~outstanding~~outstand¬ing and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

17.12       Patriot Act.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act.  In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and (b) OFAC/PEP searches and customary individual  background checks for the Loan Parties’ senior management and key principals, and each Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.

17.13       Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.  The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

17.14       Jack Cooper Transport as Agent for Borrowers.  Each Borrower hereby irrevocably appoints Jack Cooper Transport as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower.  Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to the Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), and (c) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.  It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof.  Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan

Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.  To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (ii) the Lender Group’s relying on any instructions of the Administrative Borrower, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.14 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

17.15       No Novation.  Borrowers, Agent and the Lenders hereby agree that, effective upon the execution and delivery of this Agreement by each such party and the fulfillment, to the satisfaction of Agent and each Lender of each of the conditions precedent set forth on Schedule 3.1, the terms and provisions of the Original Credit Agreement shall be and hereby are amended, restated and superseded in their entirety by the terms and provisions of this Agreement and the Security Agreement.  Nothing herein contained shall be construed as a substitution or novation of the obligations of Borrowers outstanding under the Original Credit Agreement or instruments securing the same, which obligations shall remain in full force and effect, except to the extent that the terms thereof are modified hereby or by instruments executed concurrently herewith.  Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any Borrower, or any Guarantor from any of its obligations or liabilities under the Original Credit Agreement or any of the security agreements, pledge agreements, mortgages, guaranties or other loan documents executed in connection therewith.  Each Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Closing Date all references in any such Loan Document to “the Credit Agreement”, “the Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Original Credit Agreement shall mean the Original Credit Agreement as amended and restated by this Agreement; and (ii) confirms and agrees that to the extent that the Original Credit Agreement or any Loan Document executed in connection therewith purports to assign or pledge to the Agent, for the benefit of the Lenders, or to grant to the Agent, for the benefit of the Lenders a security interest in or lien on, any collateral as security for the Obligations of any Borrower from time to time existing in respect of the Original Credit Agreement, such pledge, assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects and shall remain effective as of the first date it became effective.

17.16     ~~17.16~~    Intercreditor Agreement.  Agent and each Lender hereunder, by its acceptance of the benefits provided hereunder, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Agent to enter into the Intercreditor Agreement on behalf of each Lender.  Agent and each Lender hereby agree that the terms, conditions and provisions contained in this Agreement are subject to the Intercreditor Agreement and, in the event of a conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

17.17     ~~17.17~~    Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA

Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        ~~(a)~~         the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)        ~~(b)~~         the effects of any Bail-in Action on any such liability, including, if applicable:

(i)         ~~(i)~~         a reduction in full or in part or cancellation of any such liability;

(ii)        ~~(ii)~~       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       ~~(iii)~~      the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

JACK COOPER HOLDINGS CORP.,
a Delaware corporation

By:
Title:
Name:

AUTO HANDLING CORPORATION,
a Delaware corporation

By:
Title:
Name:

JACK COOPER LOGISTICS, LLC,
a Delaware limited liability company

By:
Title:
Name:

JACK COOPER TRANSPORT COMPANY, INC.,
a Delaware corporation

By:
Title:
Name:

PACIFIC MOTOR TRUCKING COMPANY,
a Missouri corporation

By:
Title:
Name:

[Signatures continue next page]

         ~~SIGNATURE PAGE TO CREDIT AGREEMENT~~

WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company, as Agent and
as a Lender

By:
Title:
Name:

~~Amended and Restated Credit Agreement~~

2

Schedule 1.1

As used in the Agreement, the following terms shall have the following definitions:

“2017 Notes Agent” means U.S. Bank National Association, as trustee and as collateral agent for the 2017 Noteholders, and any of its successors or assigns in either such capacity.

“2017 Noteholders” mean those present or future holders of the 2017 Notes.

“2017 Notes” means those 13.75% senior secured notes due 2023 issued by Parent pursuant to the 2017 Notes Indenture.

“2017 Notes Documents” means the 2017 Notes Indenture, the 2017 Notes, the 2017 Notes Guaranties, the Security Documents (as that term is defined in the 2017 Notes Indenture), and any other agreements, documents, or instruments evidencing or governing any of the 2017 Notes Obligations, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time, in whole or in part, as and to the extent permitted by this Agreement and the Intercreditor Agreement.

“2017 Notes Guaranties” means those certain Note Guarantees (as that term is defined in the 2017 Notes Indenture) executed by certain of Parent’s Subsidiaries in favor of the 2017 Noteholders, and any other agreements, documents, or instruments guaranteeing the 2017 Notes Obligations.

“2017 Notes Indenture” means that certain Indenture, dated as of the Fifth Amendment Effective Date, among Parent, Borrowers, and 2017 Notes Agent, pursuant to which the 2017 Notes are to be issued, as the same may be amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced, from time to time, in whole or in part, in one or more agreements (in each case, with the same or new holders or trustee), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case, as and to the extent permitted by this Agreement and the Intercreditor Agreement.

“2017 Notes Obligations” means all obligations and all amounts owing, due or secured under the 2017 Notes Documents, not to exceed an aggregate initial principal amount of $180,000,000 (or such greater amount as the Required Lenders may consent to in writing (which may be through email)).

“ABL Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement by and among Agent, MSD, and Additional Term Facility Agent, dated as of the Fourth Amendment Effective Date, with respect to the relative lien priorities and other intercreditor terms regarding the Obligations, Permitted MSD Indebtedness, and the Permitted Additional Term Debt, which agreement amends and restates, and replaces, the Intercreditor Agreement dated as of April 2, 2015 between Agent and MSD in its entirety.

 “Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

      ~~SIGNATURE PAGE TO CREDIT AGREEMENT~~

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Stock is acquired by Parent or its Subsidiaries in a Permitted Acquisition; provided,  however, that such Indebtedness (a) is either unsecured or, if secured, is Purchase Money Indebtedness or a Capital Lease with respect to Equipment or mortgage financing with respect to Real Property, (b) was in existence prior to the date of such Permitted Acquisition, and (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Stock of any other Person.

“Additional Basket Conditions” means, both before and immediately after giving effect to such Restricted Junior Payment, Investment or payment, (i) no Event of Default has occurred and is continuing, (ii) Availability shall be no less than 10% of the Maximum Revolver Amount and (iii) the Fixed Charge Coverage Ratio, on a pro forma basis, for the month most recently ended shall be at least 1.10:1.00; provided, Parent must provide Agent evidence of the foregoing Fixed Charge Coverage Ratio compliance in accordance with Schedule 5.1 before making any such Restricted Junior Payment, Investment or payment.

“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.

~~“Additional Notes” means additional notes up to an aggregate principal amount of the sum of (x) $30,000,000, plus (y) in lieu of the Permitted MSD Indebtedness, $100,000,000 and, in each case, so long as (i) such notes are issued pursuant to the terms set forth in the Notes Indenture as of the Closing Date and (ii) no Event of Default has occurred and is continuing or would result therefrom.~~

“Additional Term Facility” means the credit facility under that certain Credit Agreement, dated as of October 28, 2016, by and among Additional Term Facility Agent, the lenders party thereto (the “Additional Term Facility Lenders”), and Parent, whereby the Additional Term Facility Lenders have made term loans to Parent in an initial principal amount not to exceed $41,000,000.

“Additional Term Facility Agent” means Wilmington Trust, National Association, as administrative agent under the Additional Term Facility, and any of its successors or assigns thereunder.

“Administrative Borrower” has the meaning specified therefor in Section 17.14 of the Agreement.

“Advances” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided,  however, that, for purposes of the definition of Eligible Accounts and Section 6.12 of the

~~Amended and Restated Credit Agreement~~

2

Agreement: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1 to this Agreement (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to Borrowers and the Lenders).

“Agent’s Liens” mean the Liens granted by Parent or its Subsidiaries to Agent under the Loan Documents and securing the Obligations.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Allied Acquisition” means the purchase by Parent or a Designated Purchaser (as defined in Section 12.8(b) of the Allied Purchase Agreement) of certain assets and the assumption by Parent or a Designated Purchaser of certain designated liabilities of Allied Systems Holdings, Inc. and certain of its Subsidiaries (collectively, “Allied”) in connection with the bankruptcy cases under chapter 11 of the Bankruptcy Code filed on May 17, 2012 in the United States Bankruptcy Court for the District of Delaware, as jointly administered under Case No. 12-11564 (CSS) and, if the Purchased Assets include assets subject to such jurisdiction, under Part IV of the Companies’ Creditors Arrangement Act filed on June 12, 2012 in the Ontario Superior Court of Justice pursuant to the Allied Purchase Agreement.

“Allied Purchase Agreement” that certain Asset Purchase Agreement dated on or about the Second Amendment Effective Date between Parent and Allied with respect to the Allied Acquisition, as in effect on or about the Second Amendment Effective Date and amended, modified, supplemented or as the conditions thereunder may be waived from time to time pursuant to the terms therein in a manner not materially adverse to Agent or the Lenders.

“Applicable Margin” means, as of any date of determination and with respect to Base Rate Loans or LIBOR Rate Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Average Excess Availability of Borrowers for the most recently completed month; provided, that for the period from the Closing Date through and including the last day of the first full calendar month after the Closing Date, the Applicable Margin shall be set at the margin in the row styled “Level II”; provided further, that any time an Event of Default has occurred and is continuing, the Applicable Margin shall be set at the margin in the row styled “Level III”:

Level	Average Excess Availability	Applicable Margin Relative to Base Rate Loans (the “Base Rate Margin”)	Applicable Margin Relative to LIBOR Rate Loans (the “LIBOR Rate Margin”)
I	> 66% of the Maximum Revolver Amount	1.25 percentage points	2.25 percentage points
II	≤ 66% of the Maximum Revolver Amount and > 33%	1.50 percentage points	2.50 percentage points

~~Amended and Restated Credit Agreement~~

3

of the Maximum Revolver Amount
III	≤ 33% of the Maximum Revolver Amount	1.75 percentage points	2.75 percentage points

The Applicable Margin shall be re-determined as of the first day of each calendar month of Borrowers.

“Applicable Unused Line Fee Percentage” means, as of any date of determination, the applicable percentage set forth in the following table that corresponds to the Average Revolver Usage of Borrowers for the most recently completed month as determined by Agent in its Permitted Discretion; provided, that for the period from the Closing Date through and including the last day of the first full calendar month after the Closing Date, the Applicable Unused Line Fee Percentage shall be set at the rate in the row styled “Level II”; provided further, that any time an Event of Default has occurred and is continuing, the Applicable Unused Line Fee Percentage shall be set at the margin in the row styled “Level II”:

Level	Average Revolver Usage	Applicable Unused Line Fee Percentage
I	≥ 50% of the Maximum Revolver Amount	0.250 percentage points
II	< 50% of the Maximum Revolver Amount	0.375 percentage points

The Applicable Unused Line Fee Percentage shall be re-determined on the first date of each month by Agent.

“Application Event” means (a) the occurrence of a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) the occurrence and continuance of an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of the Agreement.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to the Agreement.

“Authorized Person” means any one of the individuals identified on Schedule A-2 to the Agreement, as such schedule is updated from time to time by written notice from Administrative Borrower to Agent.

“Auto Handling Corporation” means Auto Handling Corporation, a Delaware corporation.

“Availability” means, as of any date of determination, the amount that Borrowers are entitled to borrow as Advances under Section 2.1 of the Agreement (after giving effect to all then outstanding Obligations (other than Bank Product Obligations)).

“Availability Block” (a) $6,250,000 so long as any Permitted MSD Indebtedness is outstanding or MSD has any commitment to extend credit resulting in the incurrence of Permitted MSD Indebtedness and (b) otherwise, $0; provided, the Availability Block set forth in clause (a) shall automatically be reduced dollar-for-dollar (but in any event the Availability Block will never be less than $0) by the aggregate amount of all payments of principal of Permitted MSD Indebtedness.

~~Amended and Restated Credit Agreement~~

4

“Available Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $25,000,000 minus (b) the aggregate principal amount of Increases to the Revolver Commitments previously made pursuant to Section 2.14 of the Agreement.

“Average Daily Availability” means, as of any date of determination, the average of Availability for each day in the immediately preceding calendar month.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product” means any one or more of the following financial products or accommodations extended to Parent or its Subsidiaries by a Bank Product Provider:  (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by Parent or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations).

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Parent or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Parent or its Subsidiaries.

“Bank Product Provider” means Wells Fargo or any of its Affiliates (including WFCF).

“Bank Product Reserve Amount” means, as of any date of determination, the Dollar amount of reserves that Agent has determined it is necessary or appropriate to establish (based upon the Bank Product Providers’ reasonable determination of their credit exposure to Parent and its Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base Rate” means the greatest of (a) the Federal Funds Rate plus ½%, (b) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of 1 month and shall be determined on a

~~Amended and Restated Credit Agreement~~

5

daily basis), plus 1 percentage point, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

“Base Rate Loan” means each portion of the Advances that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” has the meaning specified therefor in the definition of Applicable Margin.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which Parent or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to the Agreement.  On the Closing Date, the Borrowers consist of Parent, Jack Cooper Transport, Pacific Motor, Auto Handling Corporation, and Jack Cooper Logistics.  After the Closing Date, Borrowers shall also consist of any parties that have executed a joinder to this Agreement.

“Borrowing” means a borrowing consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of a Protective Advance.

“Borrowing Base” means, as of any date of determination, the result of:

(a)        85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, plus

(b)        the result of:

(i)         85% of the Net Recovery Amount of Eligible Appraised Vehicles, minus

(ii)        85% of the amount of depreciation of such Eligible Appraised Vehicles since the date of the Current Appraisal with respect thereto, as determined by Agent in its Permitted Discretion, plus

(c)         the result of:

(i)         85% of the purchase price of Eligible Non-Appraised Vehicles (net of taxes, commissions, fees, incentives, discounts, rebates, freight charges, insurance, and expenses), minus

(ii)        85% of the amount of depreciation of such Eligible Non-Appraised Vehicle since the date of the purchase of such Eligible Non-Appraised Vehicle, as determined by Agent in its Permitted Discretion, minus

~~Amended and Restated Credit Agreement~~

6

(d)         The aggregate amount of reserves, if any, established by Agent under Section 2.1(c) of the Agreement.

With respect to an Eligible Vehicle that has at any time been the basis for the making of an Advance or providing a Letter of Credit hereunder, the disposition or retirement of such Vehicle shall result in a reduction to the Borrowing Base in an amount equal to the amount attributed to such Vehicle in the Borrowing Base as of the date of such disposition or retirement.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1.

“Borrowing Base Excess Amount” has the meaning set forth in Section 2.4(e)(i).

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of California, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) expenditures made during such period with the cash proceeds received from insurance for a casualty event and used to replace the asset subject to such event of loss (or reasonably similar thereto) within 270 days after the initial receipt of such monies, (b) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, (c) expenditures made during such period to consummate one or more Permitted Acquisitions, (d) expenditures made during such period to the extent made with the identifiable proceeds of an equity investment in Parent or any of its Subsidiaries which equity investment is made substantially contemporaneously with the making of the expenditure, and (e) expenditures during such period that, pursuant to a written agreement, are reimbursed by a third Person (excluding Parent or any of its Affiliates).

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; provided,  however,  ~~that for the purposes of this Agreement~~ that notwithstanding anything to the contrary herein, any lease existing as of the ~~Closing~~Fifth Amendment Effective Date that constitutes an operating lease in accordance with GAAP as in effect ~~on~~as of the ~~Closing~~Fifth Amendment Effective Date shall be deemed not to be a Capital Lease hereunder, and any future lease, if it were in effect on the Fifth Amendment Effective Date, that would be treated as an operating lease for purposes of GAAP as of the Fifth Amendment Effective Date shall be treated as an operating lease.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c)

~~Amended and Restated Credit Agreement~~

7

commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement,  merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Certificate” means, with respect to a Vehicle, the certificate of title or equivalent certificate or document, issued by the relevant Jurisdiction, evidencing ownership of such Vehicle.

“CFC” means a controlled foreign corporation (as that term is defined in the IRC).

“Change in Law” means the occurrence after the date of the Agreement of:  (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in the Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means that (a) [reserved], (b) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 13d-5 under the Exchange Act, except that for purposes of this clause (b) such “person” or “group” or Permitted Holder shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire by conversion or exercise of other securities, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, (c) a majority of the members of the Board of Directors do not constitute Continuing Directors, (d) Parent fails to own and control, directly or indirectly, 100% of the Stock of each other Loan Party and of each other Subsidiary whose Stock is pledged by a Loan Party

~~Amended and Restated Credit Agreement~~

8

(other than pursuant to a transaction of a type permitted under Section 6.3 of this Agreement), or (e) a “Change of Control” as defined in the 2017 Notes Indenture occurs.

“Closing Date” means the date on which Agent sends Administrative Borrower a written notice that each of the conditions precedent set forth on Schedule 3.1 either have been satisfied or have been waived.

“Code” means the California Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Parent or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Parent’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds) paid or payable to a Loan Party.

“Commitment” means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to the Agreement delivered by the chief financial officer of Parent Administrative Borrower to Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.

“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either the Permitted Holders or a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Parent or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Controlled Account Agreement” has the meaning specified therefor in the Security Agreement.

“Copyright Security Agreement” has the meaning specified therefor in the Security Agreement.

~~Amended and Restated Credit Agreement~~

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“Current Appraisal” means, with respect to Vehicles, the most recent appraisal provided to Agent by an appraisal firm reasonably acceptable to Agent, which appraisal shall be in form and substance reasonably satisfactory to Agent. As of the Closing Date, the Current Appraisal is from Taylor & Martin, Inc. and dated on or about November 11, 2012.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under the Agreement within 1 Business Day of the date that it is required to do so under the Agreement  (including the failure to make available to Agent amounts required pursuant to a Settlement or to make a required payment in connection with a Letter of Credit Disbursement), (b) notified any Borrower, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under the Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within 1 Business Day after written request by Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under the Agreement on the date that it is required to do so under the Agreement, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent, (ii) becomes the subject of a bankruptcy or Insolvency Proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or Insolvency Proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iii) becomes, or has a parent company that has become, the subject of a Bail-in Action.

“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means the Deposit Account of Administrative Borrower identified on Schedule D-1 to the Agreement (or such other Deposit Account of Administrative Borrower located at Designated Account Bank that has been designated as such, in writing, by Borrowers to Agent).

“Designated Account Bank” has the meaning specified therefor in Schedule D-1 to the Agreement (or such other bank that is located within the United States that has been designated as such, in writing, by Borrowers to Agent).

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrowers’ billings with respect to Accounts during such period.

~~Amended and Restated Credit Agreement~~

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“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 5%.

“Dollars” or “$” means United States dollars.

~~“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;~~

~~“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.~~

~~“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.~~

“EBITDA” means, with respect to any fiscal period, (i) Parent’s consolidated net earnings (or loss), minus (ii) to the extent included in determining net earnings (or loss) (A) extraordinary gains or interest income, plus (B) exchange, translation or performance gains relating to any hedging transactions or foreign currency fluctuations, plus (iii) to the extent included in determining net earnings (or loss): (A) non-cash extraordinary losses, interest expense, income taxes, and depreciation and amortization for such period plus (B) non-cash claims costs, claims management expenses and adjustments to reserves under workers’ compensation, trucker’s liability and general liability insurance for claims related to events occurring on or prior to July 27, 2009, plus (C) non-cash expenses resulting from Pension Plan withdrawals or partial withdrawals, plus (D) severance and like expenses accrued under any employment or consulting agreement in effect on the Closing Date (and any amendments or modifications permitted hereunder) or entered into, after the Closing Date, in accordance with the provisions of this Agreement during such period to the extent expensed, plus (E) cash and non-cash charges directly associated with and included as “uses” in a “Sources and Uses” provided to Agent prior to the Closing Date detailing the use of proceeds of the Notes, plus (F) non-cash compensation expense, non-cash asset impairment charges, and non-cash losses (gains) on sales of assets, plus (G) non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations, plus (H) non-operating losses (gains), operating losses (gains) with respect to the closing of terminal locations, and professional expenses for diligence and other services related to prospective Acquisitions, in each case solely to the extent actually incurred and solely to the extent any addback set forth in this subclause (H) does not exceed $2,500,000 in the aggregate for the 12 month period ending on such date of determination, plus (I) (i) fees, costs, and expenses (including transaction fees, attorneys’ fees and other professional costs) incurred and paid in connection with the Fourth Amendment Effective Date Transactions, including the ones incurred and paid within 90 days following the Fourth Amendment Effective Date, and (ii) fees, costs, and expenses (including transaction fees, attorneys’ fees and other professional costs) incurred and paid in connection with the Investments described in clause (u) of the definition of “Permitted Investments” herein and/or in connection with distributions permitted pursuant to Section 6.9(m), including the ones incurred and paid within 90 days following completion of such Investments or distributions, in each case solely to the extent any addback set forth in this subclause (I) does not exceed $4,500,000 in the aggregate,  plus (J) fees, costs, and expenses (including transaction fees, attorneys’ fees and other professional costs) incurred and paid in connection with the Fifth Amendment Effective Date Transactions, including the ones incurred and paid within 90 days

~~Amended and Restated Credit Agreement~~

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following the Fifth Amendment Effective Date, solely to the extent any addback set forth in this subclause (J) does not exceed $10,000,000 in the aggregate; in each case of the foregoing, determined on a consolidated basis in accordance with GAAP.  For the purposes of calculating EBITDA for any period of 4 consecutive fiscal quarters (each, a “Reference Period”), (a) if at any time during such Reference Period (and after the Closing Date), Parent or any of its their Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Parent and Agent) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” means those Accounts created by any Borrower in the ordinary course of its business, that arise out of such Borrower’s rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided,  however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit performed by (or on behalf of) Agent from time to time after the Closing Date.  In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits,  unapplied cash, taxes, discounts, credits, allowances, and rebates.  Eligible Accounts shall not include the following:

(a)         (i) Accounts that the Account Debtor has failed to pay within the earlier of 90 days of original invoice date or 60 days of the due date, and (ii) Accounts with selling terms of more than 60 days,

(b)        Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c)        Accounts with respect to which the Account Debtor is an Affiliate of a Borrower or an employee or agent of a Borrower or any Affiliate of a Borrower,

(d)        Accounts with respect to which the payment by the Account Debtor may be conditional,

(e)        Accounts that are not payable in Dollars,

~~Amended and Restated Credit Agreement~~

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(f)        Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,

(g)        Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrowers have complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States,

(h)        Accounts with respect to which the Account Debtor is a creditor of a Borrower, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,

(i)        Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 70% (solely with respect to General Motors LLC and its affiliates, collectively), 50% (solely with respect to Ford Motor Company and its affiliates, collectively), 30% (solely with respect to Toyota Motor Sales, U.S.A, Inc., and its affiliates, collectively) or 15% (in all other cases) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided,  however, that each such percentage, as applied to a particular Account Debtor, is subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates; and provided further,  however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed any of the foregoing percentages shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(j)        Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

(k)        Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition,

(l)        Accounts that are not subject to a valid and perfected first priority Agent’s Lien,

(m)        Accounts with respect to which the services giving rise to such Account have not been performed and billed to the Account Debtor,

(n)        Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity, or

(o)        Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrowers of the subject contract for goods or services.

“Eligible Appraised Vehicles” shall mean all Vehicles owned by Borrowers that are included in the Current Appraisal and are used by a Borrower in the ordinary course of such Borrower’s business and,

~~Amended and Restated Credit Agreement~~

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in each case, are not subject to any lease and are acceptable to Agent based on the criteria set forth below.  Eligible Vehicles shall not include:  (a) Vehicles that are either:  (i) not in transit within the continental United States, or Canada in the ordinary course of business, or (ii) not based at one of the locations in the continental United States listed on Schedule 4.30 or such other locations in the continental United States as Agent may approve in good faith in writing from time to time; (b) Vehicles that are subject to a security interest or lien in favor of any person other than Agent (except those in favor of 2017 Notes Agent); (c) Vehicles located outside the United States of America (other than Vehicles in transit in Canada in the ordinary course of business); (d) any Vehicles the ownership of which are not evidenced by a certificate of title that has the name of a Borrower (or any legal predecessor to any Borrower identified on Schedule P-3) noted thereon as the owner of it or is not otherwise properly registered (or could not be registered within 7 days of initiating the registration process) in one of the states of the United States to such Borrower that is entitled to operate such Vehicles in the state that has issued such certificate of title in accordance with all applicable laws (other than any Vehicles the ownership of which is not required to be evidenced by a certificate of title under the laws applicable to it); (e) Vehicles that are not subject to the first priority, valid and perfected security interest of Agent; (f) Vehicles that are worn out or obsolete; (g) Vehicles that are not used or usable in the ordinary course of a Borrower’s business due to a damaged or inoperable condition and such condition continues for any period of more than thirty (30) consecutive days; (h) Vehicles that do not meet, in all material respects, all applicable safety or regulatory standards applicable to it for the use for which it is intended or for which it is being used; (i) Vehicles which constitute Eligible Non-Appraised Vehicles; (j) any Vehicles consisting of automobiles or other vehicles of Borrowers not directly used for transporting the cargo of customers or for services provided to customers in the ordinary course of a Borrower’s business; (k) any Vehicles on lease or rented to any other Person or otherwise being used by any Person other than a Borrower; (l) any Vehicles that do not meet, in all material respects, all applicable standards of all motor vehicle laws or other statutes and regulations established by any Governmental Authority or is subject to any licensing or similar requirement that would limit the right of Agent to sell or otherwise dispose of such Vehicles; and (m) any Vehicles not (1) covered by an insurance policy of the applicable Borrower in such amounts as are reasonably acceptable to Agent, which insurance policy provides that Agent is the loss payee, in the case of a casualty or other loss thereto or (2) otherwise self-insured on a basis consistent with commercially reasonable business practices.  The parties hereby acknowledge that Borrowers’ self-insurance practices in effect on the Closing Date are consistent with commercially reasonable business practices as of the date hereof.

The criteria for Eligible Appraised Vehicles set forth above may be revised from time to time by Agent in Agent’s Permitted Discretion based on either:  (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Vehicles in the Permitted Discretion of Agent.  Any Vehicles that are not Eligible Appraised Vehicles shall nevertheless be part of the Collateral.  The amounts of Eligible Appraised Vehicles of any Borrower shall, at Agent’s option, be determined based on the lesser of the amount of Eligible Appraised Vehicles set forth in the general ledger of such Borrower or the perpetual inventory records maintained by such Borrower.

“Eligible Non-Appraised Vehicles” shall mean all Vehicles owned by Borrowers acquired after the Closing Date and used by a Borrower in the ordinary course of such Borrower’s business for not longer than one hundred twenty (120) days and, in each case, is not subject to any lease and would be an Eligible Appraised Vehicle (other than clause (i) of the definition of Eligible Appraised Vehicles) but for the requirement that such Vehicle be included on the Current Appraisal.  In addition, Eligible Non-Appraised Vehicles shall not include any used or previously owned Vehicles other than used Vehicles purchased by Borrowers from leases in effect on the Closing Date.

~~Amended and Restated Credit Agreement~~

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The criteria for Eligible Non-Appraised Vehicles set forth above may be revised from time to time by Agent in Agent’s Permitted Discretion based on either:  (i) an event, condition or other circumstance arising after the date hereof or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Vehicles in the Permitted Discretion of Agent.  Any Vehicles that are not Eligible Non-Appraised Vehicles shall nevertheless be part of the Collateral.  The amounts of Eligible Non-Appraised Vehicles of any Borrower shall, at Agent’s option, be determined based on the lesser of the amount of Eligible Non-Appraised Vehicles set forth in the general ledger of such Borrower or the perpetual inventory records maintained by such Borrower.

“Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a pre-existing Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower (which approval of Administrative Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent.

“Eligible Vehicles” means (a) Eligible Appraised Vehicles, and (b) Eligible Non-Appraised Vehicles.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of Parent or any of its Subsidiaries or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Parent, any Subsidiary of Parent, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Parent or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

~~Amended and Restated Credit Agreement~~

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“Equipment” means equipment (as that term is defined in the Code).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or any of its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or any of its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Parent or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Parent or any of its Subsidiaries and whose employees are aggregated with the employees of Parent or any of its Subsidiaries under IRC Section 414(o).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Excess” has the meaning specified therefor in Section 2.14 of the Agreement.

“Excess Availability” means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Parent and its Subsidiaries aged in excess of historical levels with respect thereto and all book overdrafts of Parent and its Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Deposit Account” has the meaning specified therefor in the Security Agreement.

“Excluded Real Property” means any Real Property owned in fee having a fair market value of $3,000,000 or less.

“Excluded Taxes” means (i) any Tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits Taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located in each case as a result of a present or former connection between such Lender or Participant and the jurisdiction or taxing authority imposing the Tax (other than any such connection arising solely from such Lender or Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) Taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 16.2 (whether or not such Lender or Participant was legally entitled to deliver such documentation), (iii) any United States federal withholding Taxes that would be imposed on amounts payable to a Lender based upon the applicable withholding rate in effect at the time such Lender becomes a “Lender” under this Agreement (or designates a new lending office), except that Taxes shall include (A) any amount that such Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of the Agreement, if any, with respect to such withholding Tax at the time such Lender becomes a party to the Agreement (or designates a new lending office), and (B) additional United

~~Amended and Restated Credit Agreement~~

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States federal withholding Taxes that may be imposed after the time such Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority, and (iv) any United States federal withholding Taxes imposed under FATCA.

“Existing Credit Facilities” mean any of the credit facilities set forth on Schedule E-1 to the Agreement which are being terminated on the Closing Date or as part of the consummation of the Transactions.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain amended and restated fee letter, dated as of even date with the Agreement, among Borrowers and Agent, in form and substance reasonably satisfactory to Agent.

“Fifth Amendment” means that certain Amendment Number Five to Amended and Restated Credit Agreement, dated as of April 3, 2017, by and among the Borrowers, the Lenders and Agent.

“Fifth Amendment Effective Date” means the “Effective Date” as defined in the Fifth Amendment.

“Fifth Amendment Effective Date Transactions” means the transactions described in the Offering Memorandum (including, without limitation, the tender offer to purchase the PIK Notes, the exchange offer to purchase the Notes, issuance of warrants relating to such exchange offer, consent solicitation and amendment to certain Notes Documents, release of liens and collateral securing the Notes, and the offering and issuance of 2017 Notes) and the execution, delivery and performance by Borrowers and the other Loan Parties of the Fifth Amendment, the 2017 Notes Documents (and the issuance of the 2017 Notes thereunder), the amendment to the MSD Credit Agreement (as defined in the ABL Intercreditor Agreement), the amendment to the Solus Credit Agreement (as defined in the ABL Intercreditor Agreement), and all the other transactions related to any of the foregoing, and the payment of premiums, fees and expenses in connection with the foregoing.

“Financial Covenant Period” means a period which shall commence on any date (the “Commencement Date”) on which Excess Availability is less than 12.5% of the Maximum Revolver Amount and shall continue until the later of (a) the date that is the last day of the first full calendar month after the Commencement Date and (b) the last day of the calendar month in which Excess Availability for a period of 45 consecutive days after the Commencement Date is equal to or greater than 12.5% of the Maximum Revolver Amount.

“First Amendment Effective Date” means August 6, 2013.

~~Amended and Restated Credit Agreement~~

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“Fixed Charges” means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period, (b) the sum of principal payments in respect of Indebtedness that are required to be paid during such period plus any Liberty Mutual Payments, and (c) all federal, state, and local income taxes accrued during such period, and (d) all Restricted Junior Payments pursuant to Sections 6.9(a) and (d) paid (whether in cash or other property, other than common Stock) during such period, (e) cash severance and like expenses accrued and required to be paid under any employment or consulting agreement in effect on the Closing Date (and any amendments or modifications permitted hereunder) or entered into, after the Closing Date, in accordance with the provisions of this Agreement during such period; provided, “Fixed Charges” shall not include payments or expenses directly identified as “uses” in a “Sources and Uses” provided to Agent prior to the ~~Closing~~Fifth Amendment Effective Date detailing the use of proceeds of the 2017 Notes.

“Fixed Charge Coverage Ratio” means, with respect to Parent and its Subsidiaries for any period, the ratio of (i) EBITDA for such period minus unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (ii) Fixed Charges for such period.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“Fourth Amendment Effective Date” means October 28, 2016.

“Fourth Amendment” means that certain Amendment Number Four to Amended and Restated Credit Agreement, dated as of the Fourth Amendment Effective Date by and among the Borrowers, the Lenders and Agent.

“Fourth Amendment Effective Date Transactions” means the execution, delivery and performance by Borrowers and the other  Loan Parties of the Fourth Amendment, the loan documentation in connection with the Additional Term Facility (the borrowing of the loans thereunder), the amendment to the MSD Credit Agreement (as defined in the ABL Intercreditor Agreement), and all the other transactions related to any of the foregoing and contemplated to have occurred as of the Fourth Amendment Effective Date, and the payment of premiums, fees and expenses in connection with the foregoing.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of the Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided,  however, that (i) all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159 and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change to, or modification of, GAAP which would require the capitalization of leases characterized as “operating leases” as of the ~~Closing~~Fifth Amendment Effective Date.

“GECC Sale-Leaseback Transaction” means any sale and contemporaneous leaseback transaction of Vehicles to General Electric Capital Corporation or CIT Group Inc. not to exceed $20,000,000 in the aggregate for all such transactions and consummated within 180 days after the Closing Date.

~~Amended and Restated Credit Agreement~~

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“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantors” means (a) each Subsidiary of Parent that is not a Borrower (other than any Subsidiary that is not required to become a Guarantor pursuant to Section 5.11), and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement, and “Guarantor” means any one of them.

“Guaranty” means that certain general continuing guaranty, executed and delivered in accordance with the terms of this Agreement, by each extant Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance reasonably satisfactory to Agent.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Law as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of Parent or its Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Bank Product Providers

“Hedge Provider” means Wells Fargo or any of its Affiliates.

“Holdout Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“Increase” has the meaning specified therefor in Section 2.14.

“Increase Date” has the meaning specified therefor in Section 2.14.

“Increase Joinder” has the meaning specified therefor in Section 2.14.

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“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Prohibited Preferred Stock of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above.  For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Taxes” means, any Taxes other than Excluded Taxes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of the Prior Closing Date, executed and delivered by Parent each of its Subsidiaries, and Agent, the form and substance of which is reasonably satisfactory to Agent.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the ~~Closing Date, between Agent and~~Fifth Amendment Effective Date, among Agent, MSD (as agent under MSD Credit Agreement (as defined in the ABL Intercreditor Agreement)), Additional Term Facility Agent and 2017 Notes Agent.

“Interest Expense” means, for any period without duplication, the sum of:

(a)        the interest expense of Parent and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(i)        any amortization of debt discount;

(ii)       the net cost under non-speculative Hedge Obligations (including any amortization of discounts);

(iii)      the interest portion of any deferred payment obligation;

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(iv)      all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar activities; and

(v)      all accrued interest; plus

(b)        the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by Parent and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; plus

(c)        the interest expense on any Indebtedness guaranteed by Parent and its Subsidiaries; plus

(d)        all capitalized interest of Parent and its Subsidiaries for such period.

 “Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter; provided,  however, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (d) Borrowers may not elect an Interest Period which will end after the Maturity Date.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of the Issuing Lender and relating to such Letter of Credit.

“Issuing Lender” means WFCF or any other Lender that, at the request of any Borrower and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit or Reimbursement Undertakings pursuant to Section 2.11 of the Agreement and the Issuing Lender shall be a Lender.

“Jack Cooper Logistics” means Jack Cooper Logistics, LLC, a Delaware limited liability company.

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“Jack Cooper Transport” means Jack Cooper Transport Company, Inc., a Delaware corporation.

“JCT Canada” means Jack Cooper Transport Canada, Inc., a Quebec corporation.

“Jurisdiction” means, with respect to a Vehicle, the state, commonwealth, or other governmental entity that is responsible for issuing the Certificate for such Vehicle.

“Lender” has the meaning set forth in the preamble to the Agreement, shall include the Issuing Lender and the Swing Lender, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders (including the Issuing Lender and the Swing Lender) and Agent, or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including taxes, vehicle registration fees and charges, and insurance premiums) required to be paid by Parent or any of its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Parent or any of its Subsidiaries under any of the Loan Documents, including, the fees and charges of the Vehicle Collateral Agent, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or any department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter), real estate surveys, real estate title policies and endorsements, lien registration, and environmental audits, (c) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to Parent or its subsidiaries, (d) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable and documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) reasonable and documented out-of-pocket audit fees and expenses (including travel, meals, and lodging) of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter, (h) Agent’s reasonable costs and expenses (including reasonable documented attorneys fees and out-of-pocket expenses of outside counsel) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred by the Lender Group, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with Parent or any of its Subsidiaries, (i) Agent’s reasonable and documented costs and expenses (including reasonable and documented attorneys fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable and documented costs and expenses (including reasonable and documented attorneys, accountants, consultants, and other advisors fees and

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expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Parent or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral.

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Issuing Lender or a letter of credit issued by Underlying Issuer, as the context requires.

“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent, including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges, and expenses set forth in the Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then existing Letter of Credit Usage, (b) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and the Issuing Lender, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit Fees and all fronting fees set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Disbursement” means a payment made by Issuing Lender or Underlying Issuer pursuant to a Letter of Credit.

“Letter of Credit Fee” has the meaning specified therefor in Section 2.6(b) of the Agreement.

“Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Letter of Credit Usage on such date.

“Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

“Liberty Mutual Payments” means any payments by Borrowers to Liberty Mutual Insurance Company relating to that certain Confidential Settlement Agreement and Release, dated as of June 1, 2012, by and between Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company, Inc. (collectively, “Liberty Mutual”), on the one hand, and Jack Cooper Transport and certain of its Subsidiaries and Affiliates, on the other hand, with respect to certain contingent obligations of Jack Cooper Transport to Liberty Mutual.

“LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of the Agreement.

“LIBOR Notice” means a written notice in the form of Exhibit L-1.

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“LIBOR Option” has the meaning specified therefor in Section 2.12(a) of the Agreement.

“LIBOR Rate” means the rate per annum rate appearing on Macro*World’s (https://capitalmarkets.mworld.com; the “Service”) Page BBA LIBOR - USD (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with the Agreement (and, if any such rate is below zero, the LIBOR Rate shall be deemed to be zero), which determination shall be made by Agent and shall be conclusive in the absence of manifest error.

“LIBOR Rate Loan” means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Margin” has the meaning specified therefor in the definition of Applicable Margin.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement in the nature of a security interest, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan” means any Advance, Swing Loan, or Protective Advance made (or to be made) hereunder.

“Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“Loan Documents” means the Agreement, any Borrowing Base Certificate, the Controlled Account Agreements, the Control Agreements, the Copyright Security Agreement, the Fee Letter, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Patent Security Agreement, the Security Agreement, the Trademark Security Agreement, any note or notes executed by any Borrower in connection with the Agreement and payable to any member of the Lender Group, any letter of credit application entered into by any Borrower in connection with the Agreement, and any other agreement entered into, now or in the future, by Parent or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.

“Loan Party” means any Borrower or any Guarantor.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of Parent and its Subsidiaries, taken as a whole, (b) a material impairment of Parent’s and its Subsidiaries’ ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon any Collateral in an aggregate value in excess of $250,000 (and not as a result of an action or failure to act of any member of the Lender Group), or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Parent or its Subsidiaries.

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“Material Contract” means, with respect to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 90 days notice without penalty or premium), and (ii) all other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Change.

“Maturity Date” has the meaning specified therefor in Section 3.3 of the Agreement.

“Maximum Revolver Amount” means $100,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgage Policy” has the meaning specified therefor in Schedule 3.1(v).

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Parent or its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral.

“MSD” means MSDC JC Investments, LLC or any of its Affiliates.

“Multiemployer Plan” has the meaning given to such term in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the IRC.

“Net Book Value” with respect to a Vehicle, means the cost of such Vehicle, less depreciation and other write downs for such Vehicle, as reflected on Borrowers’ books and records.

“Net Recovery Amount” means, as of any date of determination, the amount of the recovery in respect of Eligible Appraised Vehicles on a “net orderly liquidation value” basis, in each case as set forth in the Current Appraisal, net (without duplication) of all operating expenses, liquidation expenses and commissions.

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Notes Agent” means U.S. Bank National Association, as trustee and as collateral agent for the Noteholders.

“Noteholders” mean those present or future holders of the Notes.

“Notes” means those 9.25% senior secured notes due 2020 issued by Parent pursuant to the Notes Indenture.

“Notes Documents” means the Notes Indenture, the Notes, the Notes Guaranties, ~~the Security Documents (as that term is defined in the Notes Indenture),~~ and any other agreements, documents, or instruments evidencing or governing any of the Notes Obligations, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time, in whole or in part, as and to the extent permitted by this Agreement ~~and the Intercreditor Agreement~~.

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“Notes Guaranties” means those certain Guaranties executed by certain of Parent’s Subsidiaries in favor of the Noteholders, and any other agreements, documents, or instruments guaranteeing the Notes Obligations.

“Notes Indenture” means that certain Indenture, dated as of the Closing Date, among Parent, Borrowers, and Notes Agent, pursuant to which the Notes are to be issued, as the same may be amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced, from time to time, in whole or in part, in one or more agreements (in each case, with the same or new holders or trustee), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case, as and to the extent permitted by this Agreement ~~and the Intercreditor Agreement~~.

“Notes Obligations” means all obligations and all amounts owing~~,~~ or due ~~or secured~~ under the Notes Documents, not to exceed ~~an~~the aggregate initial principal amount ~~of $225,000,000 (plus the aggregate principal amount of the Additional Notes)~~thereof outstanding as of the Fifth Amendment Effective Date.

“Obligations” means (a) all loans (including the Advances (inclusive of Protective Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Reimbursement Undertakings or with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by any Loan Party pursuant to or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, (b) all debts, liabilities, or obligations (including reimbursement obligations, irrespective of whether contingent) owing by any Borrower or any other Loan Party to an Underlying Issuer now or hereafter arising from or in respect of Underlying Letters of Credit, and (c) all Bank Product Obligations.  Without limiting the generality of the foregoing, the Obligations of Borrowers under the Loan Documents include the obligation to pay (i) the principal of the Loans, (ii) interest accrued on the Loans, (iii) the amount necessary to reimburse the Issuing Lender for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses, (vi) fees payable under the Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Loan Party under any Loan Document.  Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Offering Memorandum” means the Offering Memorandum related to the issuance of the 2017 Notes, dated April 3, 2017, as may be amended in a manner acceptable to the Required Lenders.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

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“Overadvance” has the meaning specified therefor in Section 2.5 of the Agreement.

“Pacific Motor” means Pacific Motor Trucking Company, a Missouri corporation.

“Parent” has the meaning specified therefor in the preamble to the Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant Register” has the meaning specified therefor in Section 13.1(e)(iii) of the Agreement.

“Patent Security Agreement” has the meaning specified therefor in the Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.18 of the Agreement.

“Payoff Date” means the first date on which all of the Obligations are paid in full and the Commitments of the Lenders are terminated.

“PBGC” means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department, or instrumentality succeeding to the functions of said corporation.

“Pension Plan” means any employee pension benefit plan as defined in Section 3(2) of ERISA (including a Multiemployer Plan) and to which the Borrowers or any ERISA Affiliate may have any liability including by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time within the preceding 5 years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

~~“Permitted Additional Term Indebtedness” means Indebtedness incurred by Parent or any of its Subsidiaries under the Additional Term Facility in an initial aggregate principal amount not to exceed the sum of $41,000,000, as the terms of such Indebtedness pursuant to the definitive loan documentation may be amended, restated, modified, changed, refinanced or replaced in a manner that is not prohibited by the terms of the ABL Intercreditor Agreement.~~

“Permitted Acquisition” means any Acquisition so long as:

(a)        no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,

(b)        no Indebtedness will be incurred, assumed, or would exist with respect to Parent or its Subsidiaries as a result of such Acquisition other than Indebtedness described in clause (a), (j), (l), (m), (o), (p), (s) or (t) of the definition of Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of Parent or its Subsidiaries as a result of such Acquisition other than Permitted Liens,

(c)        Borrowers have provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by Parent and Agent) created by adding the historical combined financial statements of Parent (including the combined financial statements of any other Person or assets that were the subject of a prior

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Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, Parent and its Subsidiaries (i) would have been in compliance with the financial covenants in Section 7 of the Agreement for the 4 fiscal quarter period ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (ii) are projected to be in compliance with the financial covenants in Section 7 of the Agreement for the 4 fiscal quarter period ended one year after the proposed date of consummation of such proposed Acquisition,

(d)        Borrowers have provided Agent with their due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the 1 year period following the date of the proposed Acquisition, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent,

(e)        Borrowers shall have Availability plus Qualified Cash in an amount equal to or greater than 20% of the Maximum Revolver Amount immediately before and after giving effect to the consummation of the proposed Acquisition,

(f)        In the case of any Acquisition of Stock, the Person whose Stock is being acquired did not have negative EBITDA during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition,

(g)        Borrowers have provided Agent with written notice of the proposed Acquisition at least 15 Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than 5 Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition, which agreement and documents must be reasonably acceptable to Agent,

(h)        the assets being acquired (other than a de minimis amount of assets in relation to Parent’s and its Subsidiaries’ total assets), or the Person whose Stock is being acquired, are useful in or engaged in, as applicable, the business of Parent and its Subsidiaries as set forth on Schedule 6.6 or a business reasonably related thereto,

(i)        the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or the Person whose Stock is being acquired is organized in a jurisdiction located within the United States,

(j)        the subject assets or Stock, as applicable, are being acquired directly by a Borrower, and, in connection therewith, such Borrower shall have complied with Section 5.11 or 5.12, as applicable, of the Agreement and, in the case of an acquisition of Stock, such Borrower shall have demonstrated to Agent that the new Loan Parties have received consideration sufficient to make the joinder documents binding and enforceable against such new Loan Parties, and

(k)        the purchase consideration payable in respect of all Permitted Acquisitions (including the proposed Acquisition and including deferred payment obligations) shall not exceed $50,000,000 in the aggregate since the Closing Date.

“Permitted Additional Term Indebtedness” means Indebtedness incurred by Parent or any of its Subsidiaries under the Additional Term Facility in an initial aggregate principal amount not

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to exceed the sum of $41,000,000, as the terms of such Indebtedness pursuant to the definitive loan documentation may be amended, restated, modified, changed, refinanced or replaced in a manner that is not prohibited by the terms of the ABL Intercreditor Agreement.

“Permitted Discretion” means a determination made in the exercise of good faith and reasonable (from the perspective of a secured lender) business judgment.

“Permitted Dispositions” means:

(a)        sales, abandonment, or other dispositions of Equipment at fair market value (other than Eligible Vehicles to the extent that the Borrower has not notified Agent in writing that the applicable Vehicle has ceased to be an Eligible Vehicle) that is substantially worn, damaged, or obsolete in the ordinary course of business; provided,  however, Borrowers may sell, abandon, or otherwise dispose of Equipment at below fair market value (other than Eligible Vehicles to the extent that the Borrower has not previously notified Agent in writing that the applicable Vehicle has ceased to be an Eligible Vehicle) so long as such disposals of Equipment since the Closing Date do not exceed $3,000,000 in Net Book Value in the aggregate,

(b)        sales of Inventory to buyers in the ordinary course of business,

(c)        the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,

(d)        the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(e)        the granting of Permitted Liens,

(f)        the sale or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(g)        any involuntary loss, damage, or destruction of property,

(h)        any involuntary condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property (other than Eligible Vehicles to the extent the Borrower has not notified Agent in writing that the applicable Vehicle has ceased to be an Eligible Vehicle),

(i)        the leasing or subleasing of assets and the assignment of leases of Parent or its Subsidiaries (excluding Eligible Vehicles to the extent the Borrower has not notified Agent in writing that  the applicable Vehicle has ceased to be an Eligible Vehicle) in the ordinary course of business,

(j)        the sale or issuance of Stock of Parent or any Subsidiary to the extent permitted by Section 6.14,

(k)        the lapse of registered patents, trademarks and other intellectual property of Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business and so long as such lapse is not materially adverse to the interests of the Lenders,

(l)        the making of a Restricted Junior Payment that is expressly permitted to be made pursuant to the Agreement,

~~Amended and Restated Credit Agreement~~

29

(m)        the making of a Permitted Investment,

(n)        dispositions in the form of improvements made to leasehold properties in respect of leases that expire or are terminated so long as the fair market value of the assets so disposed of does not exceed $250,000 in the aggregate in any 12-month period,

(o)        dispositions of assets (other than Eligible Vehicles to the extent the Borrower has not notified Agent in writing that the applicable Vehicle has ceased to be an Eligible Vehicle) acquired by Parent and its Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed Disposition (the “Subject Permitted Acquisition”) so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value thereof, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of Parent and its Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the Subject Permitted Acquisition,

(p)        dispositions of assets (other than Accounts, Eligible Vehicles (to the extent the Borrower has not notified Agent in writing that the applicable Vehicle has ceased to be an Eligible Vehicle), intellectual property, licenses, Stock of Subsidiaries of Parent, or Material Contracts) not otherwise permitted in clauses (a) through (o) above or clauses (q) through (u) below so long as made at fair market value and the aggregate fair market value of all assets disposed of in all such dispositions since the Closing Date (including the proposed disposition) would not exceed $5,000,000,

(q)        dispositions of Vehicles pursuant to a GECC Sale-Leaseback Transaction,

(r)        any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind in the ordinary course of business,

(s)        sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements or similar binding agreements,

(t)        transactions permitted under Section 6.3, and

(u)        dispositions of property in exchange for credit against the purchase price for similar replacement property or the cash proceeds are used to purchase such replacement property.

“Permitted Holder” means (i) T. Michael Riggs and (ii) any Related Party of T. Michael Riggs.

“Permitted Indebtedness” means:

(a)        Indebtedness evidenced by the Agreement or the other Loan Documents, as well as Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

(b)        Indebtedness set forth on Schedule 4.19 of the Agreement and any Refinancing Indebtedness in respect of such Indebtedness,

(c)        Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

(d)        endorsement of instruments or other payment items for deposit,

~~Amended and Restated Credit Agreement~~

30

(e)        Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety bonds, warranty bonds, release bonds, statutory bonds, performance bonds, bid bonds, appeal bonds, judgment bonds, completion guarantee and warranties (including guarantees thereof), advance payment bonds, indemnity bonds, customs bonds and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; (iii) unsecured guarantees with respect to Indebtedness of Parent or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness and unsecured guarantees of other obligations not constituting Indebtedness to the extent permitted hereunder; and (iv) in respect of workers’ compensation claims, general liability or trucker’s liability claims, unemployment or other insurance and self-insurance obligations, payment obligations in connection with health or other types of social security benefits,

(f)        Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds,

(g)        Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Parent or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,

(h)        the incurrence by Parent or any of its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Parent’s and its Subsidiaries’ operations and not for speculative purposes,

(i)        Indebtedness incurred in respect of (i) credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or Cash Management Services or (ii) cash pooling, setting-off arrangements and the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds provided such Indebtedness pursuant to this clause (ii) is extinguished within 5 Business Days of its incurrence, and in each case, incurred in the ordinary course of business,

(j)        contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, earn-outs or similar obligations of Parent or the applicable Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions,

(k)        Indebtedness composing Permitted Investments,

(l)        the Notes Obligations ~~and the Additional Notes~~ and Refinancing Indebtedness in respect thereof,

(m)        Indebtedness in the form of Permitted Preferred Stock,

(n)        the incurrence by Parent or any of its Subsidiaries of Indebtedness in respect of workers’ compensation, general liability and auto liability claims relating to the dispute between Borrowers and American Zurich Insurance Company, Zurich Services Corporation, and Liberty Mutual Insurance Company and for the avoidance of doubt, any Indebtedness described in this clause (n) shall be Indebtedness for the purpose of calculating “Fixed Charges” or “Fixed Charge Coverage Ratio” hereunder,

(o)        Acquired Indebtedness in an amount not to exceed $20,000,000 at any time outstanding and Refinancing Indebtedness in respect thereof,

~~Amended and Restated Credit Agreement~~

31

(p)        Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding,

(q)        pension withdrawal liabilities with respect to the Western Conference of Teamsters Pension Trust reflected in the most recent consolidated balance sheet of Parent as of the Closing Date that subsequently becomes Indebtedness,

(r)        unsecured Indebtedness of Parent owing to current or former employees, officers, or directors (or any spouses, ex-spouses, trusts or estates of any of the foregoing) incurred in connection with the repurchase by Parent of the Stock of Parent that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all payments with respect to such Indebtedness does not exceed the amounts permitted under Section 6.9(a), and (iii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent,

(s)        Indebtedness in respect of customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business,

(t)        Indebtedness in an aggregate outstanding principal amount not to exceed $7,500,000 at any time outstanding for all Subsidiaries of Parent that are CFCs; provided, that such Indebtedness is not directly or indirectly recourse to any of the Loan Parties or of their respective assets,

(u)         Indebtedness incurred for pension fund withdrawal or partial withdrawal obligations in an amount not to exceed in the aggregate at any one time outstanding $5,000,000,

(v)         Permitted MSD Indebtedness and any Refinancing Indebtedness in respect thereof,

(w)        to the extent constituting Indebtedness, certain designated liabilities assumed in connection with the Allied Acquisition, ~~and~~

(x)        Permitted Additional Term Indebtedness and any Refinancing Indebtedness in respect thereof, and

(y)        the 2017 Notes Obligations and Refinancing Indebtedness in respect thereof.

“Permitted Intercompany Advances” means loans made by (a) a Loan Party to another Loan Party, (b) a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party, (c) a Subsidiary that is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, and (d) a Loan Party to a Subsidiary that is not a Loan Party so long as (i) the amount of such loans outstanding at any one time does not exceed $2,500,000 (inclusive of the Investments outstanding under clause (l)(ii) of the definition of “Permitted Investments”), (ii) no Event of Default has occurred and is continuing or would result therefrom at the time such loan is made, and (iii) Borrowers have Availability of $7,500,000 or greater immediately after giving effect to each such loan.

“Permitted Investments” means:

(a)        Investments in cash and Cash Equivalents,

~~Amended and Restated Credit Agreement~~

32

(b)        Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(c)        advances made in connection with purchases of goods or services in the ordinary course of business,

(d)        Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of any Loan Party or any of its Subsidiaries,

(e)        Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1 to the Agreement,

(f)        guarantees permitted under the definition of Permitted Indebtedness and guarantees of other obligations of Parent and its Subsidiaries not constituting Indebtedness to the extent permitted hereunder,

(g)        Permitted Intercompany Advances,

(h)        Stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to any Loan Party or any of its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims or upon the settlement of litigation, arbitration or other disputes,

(i)        deposits and pledges (x) of cash made in the ordinary course of business to secure performance of operating leases and (y) to the extent permitted by the definition of Permitted Liens,

(j)        non-cash loans to former and current employees, officers, and directors of Parent or any of its Subsidiaries for the purpose of purchasing Stock in Parent so long as the proceeds of such loans are used in their entirety to purchase such stock in Parent,

(k)        Permitted Acquisitions,

(l)        Investments in the form of capital contributions and the acquisition of Stock made by (i) any Loan Party in any other Loan Party (other than capital contributions to or the acquisition of Stock of Parent), (ii) any Loan Party in a non-Loan Party in an amount not to exceed $2,500,000 at any one time outstanding and inclusive of the loans outstanding under clause (d) of the definition of “Permitted Intercompany Advances”, and (iii) any non-Loan Party in another non-Loan Party,

(m)        Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to Indebtedness that is permitted under clause (h) of the definition of Permitted Indebtedness,

(n)        Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,

(o)        Loans and advances to employees, directors, officers and consultants (i) in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000 at any time outstanding during the term of the Agreement and (ii) to pay taxes in respect of Stock issued under any stock option

~~Amended and Restated Credit Agreement~~

33

deferred compensation or similar benefit plans in an amount not to exceed $1,000,000 in the aggregate at any one time outstanding,

(p)        so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $15,000,000 at any time outstanding during the term of the Agreement,

(q)        any Investment in any Person to the extent such Investments represents the non-cash portion of the consideration received in connection with a Permitted Disposition,

(r)        the repurchase of the Notes to the extent permitted hereunder and the repurchase of the 2017 Notes to the extent permitted hereunder and under the Intercreditor Agreement,

(s)        any Investment so long as the Additional Basket Conditions are met,

(t)        Investments permitted under the terms of the Preferred Payment Escrow Account, ~~and~~

(u)       (i) cash Investments by Parent in Jack Cooper Enterprises, Inc. with the proceeds of the Loans (as defined in the Credit Agreement for the Additional Term Facility) solely for the purpose of, within 120 days of the effectiveness of the Credit Agreement for the Additional Term Facility and funding thereunder, purchasing, repurchasing, exchanging, retiring or canceling the PIK Notes and to pay related fees and expenses, and (ii) purchases of the PIK Notes by Parent or any other Borrower, solely with the proceeds of the Loans (as defined in the Credit Agreement for the Additional Term Facility), within 120 days of the effectiveness of the Credit Agreement for the Additional Term Facility and funding thereunder and payments of related fees and expenses, in each case to the extent permitted pursuant to the terms of the Credit Agreement for the Additional Term Facility (as in effect as of the Fourth Amendment Effective Date, after giving effect to the amendments, waivers, consents or modifications thereunder to the extent permitted pursuant to the ABL Intercreditor Agreement), and

(v)        cash Investments by Parent in Jack Cooper Enterprises, Inc. with the proceeds of the 2017 Notes solely for the purpose of, within 120 days of the effectiveness of the 2017 Notes Indenture and the issuance of the 2017 Notes thereunder, purchasing, repurchasing, exchanging, retiring or canceling the PIK Notes and paying related fees and expenses.

“Permitted Liens” means

(a)        Liens granted to, or for the benefit of, Agent to secure the Obligations,

(b)        Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,

(c)        judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,

(d)        Liens set forth on Schedule P-2 to the Agreement; provided,  however, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to the Agreement shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,

~~Amended and Restated Credit Agreement~~

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(e)        the interests of lessors under operating leases and non-exclusive licensors under license agreements and Liens arising from precautionary UCC financing statement filings in respect of operating leases,

(f)        purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof,

(g)        Liens arising by operation of law in favor of warehousemen, landlords, lessors, carriers, mechanics, materialmen, laborers, or suppliers, or other similar Liens, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not more than 30 days past due after giving effect to any applicable grace period, or (ii) are the subject of Permitted Protests,

(h)        Liens on amounts deposited to secure Parent’s and its Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance,

(i)        Liens on amounts deposited to secure Parent’s and its Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, leases, purchase, construction, sales or servicing contracts and other similar obligations incurred in the ordinary course of business and not in connection with the borrowing of money,

(j)        Liens on amounts deposited to secure Parent’s and its Subsidiaries’ reimbursement obligations with respect to surety, performance, or appeal bonds obtained in the ordinary course of business,

(k)        with respect to any Real Property, minor survey exceptions, minor imperfections of title, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning restrictions or other restrictions as to the use of such Real Property that do not in the aggregate materially impair the use or operation thereof,

(l)        non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(m)        Liens that are replacements of Permitted Liens to the extent that the original Indebtedness (to the extent securing Indebtedness) is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,

(n)        rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business and Liens granted to secure Indebtedness arising pursuant to clause (i) of the definition of Permitted Indebtedness,

(o)        Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

~~Amended and Restated Credit Agreement~~

35

(p)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(q)        Liens solely on any cash earnest money deposits made by Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,

(r)        Liens assumed by Parent or its Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness,

(s)        Liens in favor of ~~Notes Agent to secure the~~the 2017 Notes Agent, any of its successors and assigns, and any collateral agent, trustee or other representative holding Liens on behalf of any 2017 Noteholder to secure 2017 Notes Obligations and any Refinancing Indebtedness in respect thereof, subject to the terms of the Intercreditor Agreement,

(t)        Liens in favor of any Loan Party,

(u)        other Liens on fixed assets, Equipment (excluding Eligible Vehicles to the extent the Borrower has not notified Agent in writing that the applicable Vehicle has ceased to be an Eligible Vehicle) and Real Property securing Indebtedness and as to which the aggregate amount of the obligations secured thereby does not exceed the lesser of (i) 120% of the fair market value of such Collateral or (ii) $10,000,000,

(v)        leases, subleases, licenses or sublicenses granted to others in the ordinary course of business or pursuant to a disposition otherwise permitted hereunder which do not materially interfere with the ordinary conduct of the business of Parent or its Subsidiaries and do not secure any Indebtedness,

(w)        Liens incurred under or in connection with lease and sale/leaseback transactions and novations and any refinancing thereof (and Liens securing obligations under lease transaction documents relating thereto), including, without limitation, Liens over the assets which are the subject of such lease, sale and leaseback, novations, refinancings, assets and contract rights related thereto (including, without limitation, the right to receive rental rebates or deferred sale payments), sub-lease rights, insurances relating thereto and rental deposits, in each case so long as such transactions are permitted hereunder,

(x)        Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes,

(y)        pledges or deposits to obtain or secure obligations with respect to banker’s acceptances, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (j) above, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the IRC in connection with a Plan,

(z)        Liens securing Hedge Agreements that are otherwise permitted hereunder,

(aa)      Liens (A) granted to the trustee under any indenture securing compensation, re-imbursement and indemnity obligations of the Loan Parties to such trustee and (B) securing the amount owed under any indenture deposited with the trustee under any indenture to repay or re-deem any such Indebtedness (including amounts deposited with the trustee under the Existing Credit Facilities on the Closing Date to redeem the existing Indebtedness thereunder),

~~Amended and Restated Credit Agreement~~

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(bb)      the Liberty Mutual Account (as defined in the Security Agreement),

(cc)       reserve or escrow accounts for the benefit of warrantholders of a Loan Party as required pursuant to the terms of the applicable warrant and with respect to distributions and dividends which were otherwise permitted hereunder at the time so reserved or deposited into escrow,

(dd)       Liens in favor of MSD, any of its successors and assigns as holders of Permitted MSD Indebtedness, and any collateral agent, trustee or other representative holding Liens on behalf of any such Person to secure Permitted MSD Indebtedness and any Refinancing Indebtedness in respect thereof, subject to the terms of the ABL Intercreditor Agreement,

(ee)       Permitted Encumbrances (as defined in the Allied Purchase Agreement), and

(ff)        Liens in favor of the Additional Term Facility Agent, any of its successors and assigns as administrative agent under the Additional Term Facility, and any collateral agent, trustee or other representative holding Liens on behalf of the lenders under the Additional Term Facility to secure Permitted Additional Term Indebtedness and any Refinancing Indebtedness in respect thereof, subject to the terms of the ABL Intercreditor Agreement.

“Permitted MSD Indebtedness” means Indebtedness incurred by Parent or any of its Subsidiaries to MSD in an aggregate principal amount not to exceed the sum of $62,500,000 plus accrued paid in kind interest and otherwise on terms and conditions reasonably acceptable to Agent (including, but not limited to, being subject to the ABL Intercreditor Agreement), as the terms of such Indebtedness pursuant to the definitive loan documentation may be amended, restated, modified, changed, refinanced or replaced in a manner that is not prohibited by the terms of the ABL Intercreditor Agreement.

“Permitted Preferred Stock” means and refers to any Preferred Stock issued by Parent (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.

“Permitted Protest” means the right of Parent or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on Parent’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Parent or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $15,000,000.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“PIK Notes” means the “Notes” under and as defined in that certain Indenture, dated as of June 10, 2014, by and between Jack Cooper Enterprises, Inc. (f/k/a JCH Parent, Inc.), as issuer, and U.S. Bank National Association, as trustee.

“Platform” has the meaning specified therefor in Section 17.9(c) of the Agreement.

~~Amended and Restated Credit Agreement~~

37

“Plan” has the meaning given to such term in Section 3(3) of ERISA.

“Post-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14 of the Agreement.

“Pre-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14 of the Agreement.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Prior Closing Date” means November 29, 2010.

“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable (other than upon a change of control) or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 91 days after the Maturity Date, or, on or before the date that is less than 91 days after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

“Prohibited Transaction” means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c)(2) or Section 4975(d) of the IRC.

“Projections” means Parent’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

(a)        with respect to a Lender’s obligation to make Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances by (z) the outstanding principal amount of all Advances,

(b)        with respect to a Lender’s obligation to participate in Letters of Credit and Reimbursement Undertakings, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances by (z) the outstanding principal amount of all Advances; provided, however, that if all of the Advances have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Revolver

~~Amended and Restated Credit Agreement~~

38

Commitments had not been terminated or reduced to zero and based upon the Revolver Commitments as they existed immediately prior to their termination or reduction to zero.

(c)        [reserved], and

(d)        with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate amount of Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances, by (z) the outstanding principal amount of all Advances; provided,  however, that if all of the Advances have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Revolver Commitments had not been terminated or reduced to zero and based upon the Revolver Commitments as they existed immediately prior to their termination or reduction to zero.

“Properties” means any properties or assets owned, leased, or primarily operated by Parent or any of its Subsidiaries.

“Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement.

“Public Lender” has the meaning specified therefor in Section 17.9(c) of the Agreement.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Parent and its Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Reaffirmation” means that certain Reaffirmation of Loan Documents and Amendment to Guaranties dated as of the date hereof with respect to Loan Documents executed on the Prior Closing Date.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Parent or its Subsidiaries and the improvements thereto.

“Real Property Collateral” means the Real Property identified on Schedule R-1 to the Agreement and any Real Property hereafter acquired by Parent or its Subsidiaries (other than Excluded Real Property).

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Refinancing Indebtedness” means refinancings, renewals, replacements, defeasements or extensions of Indebtedness so long as:

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(x)        except with respect to the ~~Note~~2017 Notes Obligations, any Permitted MSD Indebtedness, or the Permitted Additional Term Indebtedness:

(a)        such refinancings, renewals, replacements, defeasements, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, replaced, defeased, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of accrued and unpaid interest and unfunded commitments with respect thereto,

(b)        such refinancings, renewals, replacements, defeasements, or extensions do not result in a shortening of the remaining average weighted maturity (measured as of the refinancing, renewal, replacement, defeasement or extension) of the Indebtedness so refinanced, renewed, replaced, defeased, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,

(c)        if the Indebtedness that is refinanced, renewed, replaced, defeased, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, replaced, defeased, or extended Indebtedness, and

(d)        the Indebtedness that is refinanced, renewed, replaced, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, replaced, defeased, or extended,

(y)        in the case of the ~~Note~~2017 Notes Obligations, refinancings, renewals, replacements, defeasements or extensions thereof so long as such transaction is consummated in accordance with the Intercreditor Agreement, and

(z)         in the case of any Permitted MSD Indebtedness or Permitted Additional Term Indebtedness, refinancings, renewals, replacements, defeasements or extensions thereof so long as such transaction is consummated in accordance with the ABL Intercreditor Agreement.

 “Register” has the meaning specified therefor in Section 2.3(f).

“Reimbursement Undertaking” has the meaning specified therefor in Section 2.11(a) of the Agreement.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Party” means: (i) any family member (in the case of an individual) of a Person described in clause (i) of the definition of Permitted Holder; or (ii) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 50% or more controlling or beneficial interest of which consist of any one or more Permitted Holder.

“Remedial Action” means all actions taken to comply with Environmental Law, including (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of

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Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Report” has the meaning specified therefor in Section 15.16 of the Agreement.

“Reportable Event” has the meaning given to such term in Section 4043 of ERISA or the regulations thereunder, excluding any event for which the PBGC has by regulation waived the 30 day notice requirement, or a withdrawal from a plan described in Section 4063 of ERISA.

“Required Closing Availability” means that the sum of (a) Excess Availability, plus (b) cash and Cash Equivalents of Borrowers on hand exceeds $20,000,000.

“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (d) of the definition of Pro Rata Shares) exceed 50%; provided,  however, that at any time there are 2 or more Lenders, “Required Lenders” must include at least 2 Lenders.

“Required Release Documents” means, with respect to a Vehicle encumbered by an Existing Lender, any document or certificate, (including but not limited to a Certificate), that Agent reasonably believes to be necessary in order to have the Liens of such Existing Lender released and removed from the relevant Certificate, and includes any document evidencing such Existing Lender’s release of its Lien on such Vehicle, including the power of attorney for such Existing Lender as may be required by Agent, appointing Agent or Vehicle Collateral Agent as such Existing Lender’s attorney in fact to release the Existing Lender’s Liens on such Vehicle.

“Restricted Junior Payment” means to (a) declare or pay any dividend or make any other payment or distribution (i) on account of Stock issued by Parent (including any payment in connection with any merger or consolidation involving Parent) or (ii) on account of Stock issued (x) by any Subsidiary of Parent or (y) to the direct or indirect holders of Stock issued by a Borrower in their capacity as such (other than dividends or distributions payable in Stock (other than Prohibited Preferred Stock) issued by Parent or dividends or distributions to a Borrower (other than Parent)), (b) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Parent) any Stock issued by Parent, or (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Stock of Parent now or hereafter outstanding.

“Revolver Commitment” means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement or pursuant to Section 2.14 of the Agreement.

“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage.

“Revolving Loan Exposure” means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s

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Revolver Commitment, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Advances of such Lender.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Second Amendment Effective Date” means September 6, 2013.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means an amended and restated security agreement, dated as of even date with the Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrowers and Guarantors to Agent.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Solvent” means with respect to a particular date and entity, that on such date: (i) the fair value of the assets of such entity, including the earning potential of such assets as part of a reasonable going concern sale process conducted with appropriate diligence and speed by a reputable investment bank, would not be less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature and become due in the normal course of business; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a final, non-appealable judgment of a court of competent jurisdiction for money damages that such entity would become unable to satisfy.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary

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voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Swing Lender” means WFCF or any other Lender that, at the request of Borrowers and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Lender under Section 2.3(b) of the Agreement.

“Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement.

“Swing Loan Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Swing Loans on such date.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect thereto.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Total Commitment” means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement or pursuant to Section 2.14.

“Trademark Security Agreement” has the meaning specified therefor in the Security Agreement.

“Transactions” means the issuance of the Notes on the Closing Date, the entry into of this Agreement and the other Loan Documents, the repayment of the Existing Credit Facilities on or after the Closing Date, the repurchase and redemption in accordance with the certificate of designation of Parent’s Series A, B, C, D and E Preferred Stock on or after the Closing Date as otherwise permitted under this Agreement, the payment of premiums, fees and expenses in connection therewith and the transactions related thereto.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“Underlying Issuer” means Wells Fargo or one of its Affiliates.

“Underlying Letter of Credit” means a Letter of Credit that has been issued by an Underlying Issuer.

“United States” means the United States of America.

“Vehicle” shall mean all trucks, trailers, tractors, and other substantially similar mobile equipment and other substantially similar vehicles used in the transportation of automobiles, wherever located.

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“Vehicle Collateral Agency Agreement” means that certain Fourth Amended and Restated Collateral Agency Agreement dated as of the ~~Closing~~Fifth Amendment Effective Date, among Agent, 2017 Notes Agent, Administrative Borrower, and Vehicle Collateral Agent, and further amended or supplemented from time to time.

“Vehicle Collateral Agent” means Corporation Services Company, a Delaware corporation.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

“Welfare Plan” has the meaning given to such term in Section 3(1) of ERISA.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“WFCF” means Wells Fargo Capital Finance, LLC, a Delaware limited liability company.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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Annex B

Form of Intercreditor Agreement

[See attached.]

Annex C

Form of ABL Intercreditor Agreement Amendment

[See attached.]

Annex D

Form of Vehicle Collateral Agency Agreement

[See attached.]

Annex E

Form of 2017 Notes Indenture

[See attached.]

Annex F

Form of MSD Credit Agreement Amendment

[See attached.]

Annex G

Form of Solus Credit Agreement Amendment

[See attached.]